               SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION
                           REVOLVING CREDIT AGREEMENT

                            Dated as of June 11, 2001

                                      among

                                  WARNACO INC.,
                       AS DEBTOR AND DEBTOR IN POSSESSION,

                                   as Borrower

                                       and

                             THE WARNACO GROUP INC.,
                                       and
            THE SUBSIDIARIES OF THE WARNACO GROUP INC., PARTY HERETO,
                      AS DEBTORS AND DEBTORS IN POSSESSION,

                                  as Guarantors

                                       and

             THE LENDERS AND ISSUERS FROM TIME TO TIME PARTY HERETO
                                       and
                                 CITIBANK, N.A.,
                             as Administrative Agent

                                       and


                           SALOMON SMITH BARNEY INC.,

                          J.P. MORGAN SECURITIES, INC.
                                       and
                             THE BANK OF NOVA SCOTIA
                             as Joint Lead Arrangers


                           SALOMON SMITH BARNEY INC.,
                                       and
                           JP MORGAN SECURITIES, INC.
                              as Lead Book Managers


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119






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                                TABLE OF CONTENTS

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Article I             Definitions, Interpretation And Accounting Terms..................................1

         Section 1.1.        Defined Terms..............................................................1

         Section 1.2.        Computation of Time Periods...............................................31

         Section 1.3.        Accounting Terms and Principles...........................................31

         Section 1.4.        Certain Terms.............................................................31

Article II            The Facilities...................................................................32

         Section 2.1.        The Commitments...........................................................32

         Section 2.2.        Borrowing Procedures......................................................32

         Section 2.3.        Swing Loans...............................................................33

         Section 2.4.        Letters of Credit.........................................................35

         Section 2.5.        Reduction and Termination of the Commitments..............................39

         Section 2.6.        Repayment of Loans........................................................40

         Section 2.7.        Evidence of Debt..........................................................40

         Section 2.8.        Optional Prepayments......................................................40

         Section 2.9.        Mandatory Prepayments.....................................................40

         Section 2.10.       Interest..................................................................41

         Section 2.11.       Conversion/Continuation Option............................................42

         Section 2.12.       Fees......................................................................43

         Section 2.13.       Payments and Computations.................................................44

         Section 2.14.       Special Provisions Governing Eurodollar Rate Loans........................47

         Section 2.15.       Capital Adequacy..........................................................48

         Section 2.16.       Taxes.....................................................................49

         Section 2.17.       Substitution of Lenders...................................................50

         Section 2.18.       Extension of Scheduled Termination Date...................................51

Article III           Conditions To Loans And Letters Of Credit........................................52

         Section 3.1.        Conditions Precedent to Initial Loans and Letters of Credit...............52

         Section 3.2.        Conditions Precedent to Each Loan and Letter of Credit....................53

Article IV            Representations and Warranties...................................................54

         Section 4.1.        Corporate Existence; Compliance with Law..................................55

         Section 4.2.        Corporate Power; Authorization; Enforceable Obligations...................55

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                                       i




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                               TABLE OF CONTENTS
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         Section 4.3.        Ownership of Borrower; Subsidiaries.......................................56

         Section 4.4.        Financial Statements......................................................56

         Section 4.5.        Material Adverse Change...................................................57

         Section 4.6.        Litigation................................................................57

         Section 4.7.        Taxes.....................................................................57

         Section 4.8.        Full Disclosure...........................................................58

         Section 4.9.        Margin Regulations........................................................58

         Section 4.10.       No Burdensome Restrictions; No Defaults...................................58

         Section 4.11.       Investment Company Act; Public Utility Holding Company Act................58

         Section 4.12.       Use of Proceeds...........................................................58

         Section 4.13.       Insurance.................................................................59

         Section 4.14.       Labor Matters.............................................................59

         Section 4.15.       ERISA.....................................................................59

         Section 4.16.       Environmental Matters.....................................................60

         Section 4.17.       Intellectual Property; Material License...................................61

         Section 4.18.       Title; Real Property......................................................61

         Section 4.19.       Secured, Super Priority Obligations.......................................61

         Section 4.20.       Deposit Accounts; Securities Accounts.....................................62

         Section 4.21.       Title; No Other Liens.....................................................62

         Section 4.22.       Pledged Collateral........................................................62

         Section 4.23.       Intellectual Property.....................................................63

Article V             Financial Covenants..............................................................64

         Section 5.1.        Minimum EBITDAR...........................................................64

         Section 5.2.        Capital Expenditures......................................................64

Article VI            Reporting Covenants..............................................................65

         Section 6.1.        Financial Statements......................................................65

         Section 6.2.        Default Notices...........................................................67

         Section 6.3.        Litigation................................................................67

         Section 6.4.        Asset Sales...............................................................67

         Section 6.5.        SEC Filings; Press Releases...............................................67
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                                       ii




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                               TABLE OF CONTENTS
                                  (continued)

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         Section 6.6.        Labor Relations...........................................................67

         Section 6.7.        Tax Returns...............................................................67

         Section 6.8.        Insurance.................................................................67

         Section 6.9.        ERISA Matters.............................................................68

         Section 6.10.       Environmental Matters.....................................................68

         Section 6.11.       Borrowing Base Determination..............................................68

         Section 6.12.       Bankruptcy Court..........................................................69

         Section 6.13.       Other Information.........................................................69

Article VII           Affirmative Covenants............................................................69

         Section 7.1.        Preservation of Corporate Existence, Etc..................................69

         Section 7.2.        Compliance with Laws, Etc.................................................69

         Section 7.3.        Conduct of Business.......................................................69

         Section 7.4.        Payment of Taxes, Etc.....................................................70

         Section 7.5.        Maintenance of Insurance..................................................70

         Section 7.6.        Access....................................................................70

         Section 7.7.        Keeping of Books..........................................................70

         Section 7.8.        Maintenance of Properties, Etc............................................70

         Section 7.9.        Application of Proceeds...................................................70

         Section 7.10.       Inventory Audit...........................................................71

         Section 7.11.       Environmental.............................................................71

         Section 7.12.       Cash Management; Blocked Accounts.........................................71

         Section 7.13.       Perfection of Security Interests..........................................72

         Section 7.14.       Plan of Reorganization....................................................72

Article VIII          Negative Covenants...............................................................72

         Section 8.1.        Indebtedness..............................................................72

         Section 8.2.        Liens, Etc................................................................73

         Section 8.3.        Investments...............................................................74

         Section 8.4.        Sale of Assets............................................................74

         Section 8.5.        Restricted Payments.......................................................75

         Section 8.6.        Restriction on Fundamental Changes........................................75

         Section 8.7.        Change in Nature of Business..............................................76

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                                      iii




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                               TABLE OF CONTENTS
                                  (continued)

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
         Section 8.8.        Transactions with Affiliates..............................................76

         Section 8.9.        Restrictions on Subsidiary Distributions; No New Negative Pledge..........76

         Section 8.10.       Modification of Constituent Documents.....................................76

         Section 8.11.       Accounting Changes; Fiscal Year...........................................77

         Section 8.12.       Margin Regulations........................................................77

         Section 8.13.       Operating Leases; Sale/Leasebacks.........................................77

         Section 8.14.       Partnerships, Etc.........................................................77

         Section 8.15.       No Speculative Transactions...............................................77

         Section 8.16.       Compliance with ERISA.....................................................77

         Section 8.17.       Environmental.............................................................77

         Section 8.18.       Chapter 11 Claims.........................................................77

         Section 8.19.       The Orders................................................................77

Article IX            Events of Default................................................................78

         Section 9.1.        Events of Default.........................................................78

         Section 9.2.        Remedies..................................................................80

         Section 9.3.        Actions in Respect of Letters of Credit...................................80

Article X             Guaranty.........................................................................80

         Section 10.1.       The Guaranty..............................................................80

         Section 10.2.       Nature of Liability.......................................................81

         Section 10.3.       Independent Obligation....................................................81

         Section 10.4.       Authorization.............................................................81

         Section 10.5.       Reliance..................................................................82

         Section 10.6.       Subordination.............................................................82

         Section 10.7.       Waiver....................................................................82

         Section 10.8.       Limitation on Enforcement.................................................83

Article XI            Security.........................................................................83

         Section 11.1.       Security..................................................................83

         Section 11.2.       Perfection of Security Interests..........................................84

         Section 11.3.       Rights of Lender; Limitations on Lenders' Obligations.....................85

         Section 11.4.       Covenants of the Loan Parties with Respect to Collateral..................86
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                                       iv




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         Section 11.5.       Performance by Agent of the Loan Parties' Obligations.....................90

         Section 11.6.       Limitation on Agent's Duty in Respect of Collateral.......................90

         Section 11.7.       Remedies, Rights Upon an Event of Default.................................90

         Section 11.8.       The Administrative Agent's Appointment as Attorney-in-Fact................92

         Section 11.9.       Modifications.............................................................94

         Section 11.10.      Release of Collateral.....................................................95

Article XII           The Administrative Agent; The Arrangers..........................................95

         Section 12.1.       Authorization and Action..................................................95

         Section 12.2.       Agent's Reliance, Etc.....................................................96

         Section 12.3.       The Administrative Agent Individually.....................................96

         Section 12.4.       Lender Credit Decision....................................................96

         Section 12.5.       Indemnification...........................................................96

         Section 12.6.       Successor Agent...........................................................97

         Section 12.7.       Arranger..................................................................97

Article XIII          Miscellaneous....................................................................97

         Section 13.1.       Amendments, Waivers, Etc..................................................97

         Section 13.2.       Assignments and Participations............................................99

         Section 13.3.       Costs and Expenses.......................................................101

         Section 13.4.       Indemnities..............................................................101

         Section 13.5.       Limitation of Liability..................................................102

         Section 13.6.       Right of Set-off.........................................................103

         Section 13.7.       Sharing of Payments, Etc.................................................103

         Section 13.8.       Notices, Etc.............................................................103

         Section 13.9.       No Waiver; Remedies......................................................104

         Section 13.10.      Binding Effect...........................................................105

         Section 13.11.      Governing Law............................................................105

         Section 13.12.      Submission to Jurisdiction; Service of Process...........................105

         Section 13.13.      Waiver of Jury Trial.....................................................106

         Section 13.14.      Marshaling; Payments Set Aside...........................................105

         Section 13.15.      Section Titles...........................................................106
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                                        v


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
         Section 13.16.      Execution in Counterparts................................................106

         Section 13.17.      Entire Agreement.........................................................106

         Section 13.18.      Confidentiality..........................................................106
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                                       vi

                                TABLE OF CONTENTS
                                   (continued)

SCHEDULES

 Schedule I          -     Commitments
 Schedule II         -     Applicable Lending Offices and Addresses for Notices
 Schedule 4.2        -     Consents
 Schedule 4.3        -     Ownership of Subsidiaries
 Schedule 4.6        -     Litigation
 Schedule 4.15       -     List of Plans
 Schedule 4.18       -     Real Property
 Schedule 4.20       -     Deposit Accounts and Securities Accounts
 Schedule 4.22       -     Pledged Collateral
 Schedule 4.23       -     Material Intellectual Property
 Schedule 7.15             Post Closing Items
 Schedule 8.1        -     Existing Indebtedness
 Schedule 8.2        -     Existing Liens
 Schedule 8.3        -     Existing Investments

EXHIBITS

Exhibit A            -     Form of Assignment and Acceptance
Exhibit B            -     Form of Note
Exhibit C            -     Form of Notice of Borrowing
Exhibit D            -     Form of Letter of Credit Request
Exhibit E            -     Form of Borrowing Base Certificate
Exhibit F            -     Form of Notice of Conversion or Continuation
Exhibit G            -     Form of Opinion of Counsel for the Loan Parties
Exhibit H            -     Form of Compliance Certificate
Exhibit I            -     Form of Interim Order
Exhibit J            -     Form of Blocked Account Letter
Exhibit K            -     Form of Restricted Account Letter
Exhibit L            -     Form of Pledge Amendment

                                      vii

                  SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT dated as of June 11, 2001, among Warnaco Inc., a Delaware corporation, as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (as defined below) (the "Borrower"), The Warnaco Group Inc. ("Group") and the Domestic Subsidiaries (as defined below) of Group, as debtors and debtors in possession under chapter 11 of the Bankruptcy Code (the "Subsidiary Guarantors" and, together with Group, the "Guarantors"), the Lenders (as defined below), the Issuers (as defined below), Citibank, N.A. ("Citibank"), as administrative agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"), and Salomon Smith Barney Inc., The Bank of Nova Scotia and J.P. Morgan Securities, Inc. as joint lead arrangers (each, an "Arranger", and collectively, the "Arrangers").

                              W I T N E S S E T H:

                  WHEREAS, on June 11, 2001, (the "Petition Date"), the Borrower and the Guarantors each filed a voluntary petition for relief (collectively, the "Cases") under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

                  WHEREAS, from and after the Petition Date, the Borrower and the Guarantors are continuing to operate their respective businesses and manage their respective properties as debtors in possession under sections 1107 and 1108 of the Bankruptcy Code; and

                  WHEREAS, the Borrower has requested that the Lenders and the Issuers provide a secured super-priority revolving credit and letter of credit facility of up to $600,000,000 in order to fund the continued operation of the Borrower's and the Guarantors' businesses as debtors and debtors in possession under the Bankruptcy Code; and

                  WHEREAS, the Lenders and the Issuers are willing to make available to the Borrower such post-petition loans and other extensions of credit upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, each of the Subsidiary Guarantors and Group has agreed to guaranty the obligations of the Borrower hereunder and each of the Borrower, Group and the Subsidiary Guarantors has agreed to secure its obligations to the Lenders and the Issuers hereunder with, inter alia, security interests in, and liens on, all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, all as more fully provided herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  Section 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Account" has the meaning specified in Article 9 of the UCC.

                  "Account Debtor" has the meaning specified in Article 9 of the UCC.

                  "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Loan Party or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Loan Party after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Loan Party in respect of any of the foregoing; all additional indebtedness from time to time owed to any Loan Party by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

                  "Advance Rate" means the rates set forth below, in each case up to the rate set forth opposite such category of Collateral:

         ---------------------------------------------------------------
                           Category                               Rate
         ---------------------------------------------------------------
          Eligible Receivables                                    75%
         ---------------------------------------------------------------
          Eligible Finished Inventory                             67%
         ---------------------------------------------------------------
          Eligible Other Inventory consisting of:
         ---------------------------------------------------------------
              Raw Materials                                       55%
         ---------------------------------------------------------------
              Inventory covered by Documentary                    50%
              Letters of Credit
         ---------------------------------------------------------------
              Work in Process                                     25%
         ---------------------------------------------------------------

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Account Debtor" means, (a) in relation to an Account Debtor that is a Governmental Authority, any other Account Debtor that is a Governmental Authority, and (b) in relation to an Account Debtor that is not a Governmental Authority, each Account Debtor that is an Affiliate of such Account Debtor.

                  "Agreement" means this Senior Secured Super-Priority Debtor In Possession Revolving Credit Agreement.

                  "Alternative Currency" means the lawful currency of Hong Kong provided that it is freely transferable into Dollars.

                  "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "Applicable Margin" means (a) 1.75% per annum, in the case of Base Rate Tranche A Loans, (b) 2.75% per annum, in the case of Eurodollar Rate Tranche A Loans and (c) 3.75% per annum in the case of Tranche B Loans.

                  "Applicable Unused Commitment Fee Rate" means (a) 0.50% per annum, in the case of the Tranche A Facility, and (b) 0.75% per annum in the case of the Tranche B Facility.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arrangers" has the meaning set forth in the preamble hereto.

                  "Asset Sale" has the meaning specified in Section 8.4.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

                  "Authentic Receivable" means an Eligible Receivable owned by Authentic Fitness Products, Inc., or a Subsidiary thereof.

                  "Available Tranche A Credit" means, at any time, an amount equal to (a) the lesser of (i) the Tranche A Commitments in effect at such time and (ii) the Borrowing Base at such time, minus (b) the sum of (i) the aggregate Tranche A Outstandings at such time and (ii) any Tranche A Availability Reserve in effect at such time.

                  "Available Tranche B Credit" means, at any time, an amount equal to the Tranche B Commitments in effect at such time minus the sum of (i) the aggregate Tranche B Outstandings at such time and (ii) any Tranche B Availability Reserve in effect at such time.

                  "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

                  "Bankruptcy Court" is defined in the recitals to this Agreement or shall mean any other court having competent jurisdiction over the Cases.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum plus
         (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to

         100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

                  (c) the sum of (i) 0.5% per annum plus (ii) the Federal Funds Rate.

                  "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

                  "Blocked Account" means a deposit account maintained by any Loan Party with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.

                  "Blocked Account Bank" means a financial institution selected or approved (such approval not to be unreasonably withheld) by the Administrative Agent and with respect to which a Loan Party has delivered to the Administrative Agent an executed Blocked Account Letter.

                  "Blocked Account Letter" means a letter agreement, substantially in the form of Exhibit J (with such changes thereto as may be agreed to by the Administrative Agent), executed by the relevant Loan Party and the Administrative Agent and acknowledged and agreed to by the relevant Blocked Account Bank.

                  "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments.

                  "Borrowing Base" means (a) the sum of (i) the product of the Advance Rate then in effect for Eligible Receivables and the face amount of all Eligible Receivables of each Loan Party (calculated net of all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted at such time) and (ii) the product of the Advance Rate then in effect for each type of Eligible Finished Inventory of such Loan Party and such type of Eligible Finished Inventory of each Loan Party (valued, in each case, at the lower of cost and market on a first-in, first-out basis), and (iii) the product of the Advance Rate then in effect for each type of Eligible Other Inventory of such Loan Party and such type of Eligible Other Inventory of each Loan Party (valued, in each case, at the lower of cost and market on a first-in, first-out basis), minus (b) any Eligibility Reserve, and, in the case of Eligible Receivables, any Dilution Reserve then in effect.

                  "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by the Borrower to the Administrative Agent substantially in the form of Exhibit E.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City, and, in the case of Letters of Credit issued in Hong Kong dollars or in Hong Kong, in Hong Kong, and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar

Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Carve-Out" means claims of the following parties for the following amounts: (i) the unpaid fees of the U.S. Trustee or the Clerk of the Bankruptcy Court pursuant to 28 U.S.C. 'SS' 1930(a) and (b) and (ii) the aggregate allowed unpaid fees and expenses payable under sections 330 and 331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Bankruptcy Court by the Borrower, Group, any Subsidiary Guarantor or any Committee not to exceed $10,000,000 in the aggregate plus additional amounts approved by the Arrangers based on additional retention orders; provided, however, that the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including the Loan Parties or any Committee, in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against (a) the Administrative Agent, the Lenders or the Issuer, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations or the security interests and Liens of the Secured Parties in respect thereof, or (b) the agents, lenders or letter of credit issuers under the Prepetition Credit Facilities, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Prepetition Facilities Obligations or the security interests and Liens of the Secured Parties (as defined in the Prepetition Credit Facilities) in respect thereof; and provided further, however, that as long as no Event of Default shall occur and be continuing, each Loan Party shall be permitted to pay compensation and reimbursement of expenses allowed and payable under sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall not reduce the Carve-Out.

                  "Cases" has the meaning specified in the recitals hereto.

                  "Cash Collateral Account" means any deposit account or Securities Account established by the Administrative Agent in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided herein.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof (including, without limitation, the Federal Home Loan Mortgage Association, the Federal Home Loan Bank, the Federal National Mortgage Association and the Governmental National Mortgage Association) or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that
(i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Change of Control" means any of the following: (a) Group shall at any time cease to have legal and beneficial ownership of 100% of the capital stock of the Borrower, or, directly or indirectly, any other Loan Party (except if such parties shall merge, liquidate or dissolve in accordance with Section 8.6 ); or (b) any Person, or two or more Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, of Voting Stock of Group (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of Group; or (c) any Person, or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Group, or control over Voting Stock of Group (or other securities convertible into such securities) representing 35% or more of combined voting power of all Voting Stock of Group;

                  "Chargeback" means a deduction from a Receivable taken by a customer.

                  "Chattel Paper" has the meaning specified in Article 9 of the UCC.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Claim" has the meaning ascribed to such term in Section 101(5) of the Bankruptcy Code.

                  "Closing Date" means the first date on which each of the conditions set forth in Section 3.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" has the meaning specified in Section 11.1.

                  "Collections" means, with respect to any Receivable: (a) all funds that are received by any Loan Party in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon) and (b) all other proceeds of such Receivable.

                  "Commitment" means, with respect to any Lender, such Lender's Tranche A Commitment, if any, and Tranche B Commitment, if any, and "Commitments" means the aggregate Tranche A Commitments and Tranche B Commitments of all Lenders.

                  "Committee" means the official statutory committee of unsecured creditors approved in the Cases pursuant to Section 1102 of the Bankruptcy Code.

                  "Compliance Certificate" has the meaning specified in Section 6.1(e).

                  "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) (i) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition and
(ii) any net gain (but not loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "Constituent Documents" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contracts" means, with respect to any Loan Party, any and all "contracts", as such term is defined in Article 1 of the UCC, of such Loan Party.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

                  "Copyright Licenses" means any written agreement naming any Loan Party as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of Group in effect on the Closing Date and as disclosed in writing to the Lenders, as modified with the prior written consent of the Administrative Agent.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP, or deposits or pledges to obtain the release of any such Liens;

                  (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property which do not materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

                  (e) encumbrances arising under leases or subleases of Real Property which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property; and

                  (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) and (b) of the definition of "Indebtedness" by Group or any of its Subsidiaries.

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Defaulted Receivable" means a Receivable:

                  (a) in the case of a Receivable that is not an Extended Term Receivable, as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment,

                  (b) in the case of a Receivable that is an Extended Term Receivable, as to which any payment, or part thereof, remains unpaid for 30 days or more from the original due date for such payment,

                  (c) the Account Debtor of such Receivable (or any other Person obligated thereon or owning any Related Security with respect thereto) has: (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; (ii) made an assignment for the benefit of creditors; (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law;
         (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation; or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, or

                  (d) which, has been, or, consistent with the Credit and Collection Policy would be, written off such Loan Party's books as uncollectible.

                  "Dilution Reserve" means amounts calculated based on a formula to be agreed by the Administrative Agent and Group (which formula may be based in part on the discretion of the Administrative Agent); provided, that prior to the agreement of the Administrative Agent and Group with respect to such formula, the Dilution Reserve shall be such amounts stipulated by the Administrative Agent as the "Dilution Reserve".

                  "Document" has the meaning specified in Article 9 of the UCC.

                  "Documentary Letter of Credit" means any Letter of Credit issued by an Issuer pursuant to Section 2.4 for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by Group or any of its Subsidiaries in the ordinary course of its business.

                  "Dollar Equivalent" means with respect to any Alternative Currency at the time of determination thereof (which, in the case of Reimbursement Obligations under a Letter of Credit, shall be the date of payment by the Issuer under such Letter of Credit), the equivalent of such currency in Dollars determined by using the rate of exchange quoted by the applicable Issuer in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Subsidiaries" means all Subsidiaries of Group (other than Warnaco Operations) that are incorporated within the United States of America.

                  "EBITDA" means, with respect to any Person for any period, EBITDAR for such Person less to the extent included in the calculation of EBITDAR for such Person, restructuring charges for such period.

                  "EBITDAR" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus
(b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) cash restructuring charges up to the maximum cumulative amount for such period set forth in the Projections plus all cash restructuring charges representing payments to professionals retained by the lenders under the Prepetition Credit Facilities for such period, (iv) loss from extraordinary items and from the sale, exchange or other disposition of capital assets, (v) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (vi) all other non-cash charges and non-cash losses for such period, including non-cash charges relating to any change in the methodology of estimating reserves against Receivables and Inventory minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax,
(ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains which have been added in determining Consolidated Net Income and (vi) cash payments for charges that have been reserved after June 7, 2001.

                  "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "Eligible Finished Inventory" means the Inventory of a Loan Party (other than any Inventory which has been consigned by such Loan Party) including only finished goods (a) which is owned solely by such Loan Party, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any of the Loan Documents has been breached, (d) which is not, in the Administrative Agent's sole discretion exercised reasonably, obsolete or unmerchantable, (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Loan Party pursuant to a trademark owned by such Loan Party or a license granted to such Loan Party) the Administrative Agent would have rights under such trademark or license pursuant to this Agreement or any other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof, and (f) which the Administrative Agent deems to be Eligible Finished Inventory based on such credit and collateral considerations relating thereto as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate and as to which the Administrative Agent provides the Borrower 3 Business Days prior notice. No Inventory of any Loan Party shall be Eligible Finished Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit or (iv) goods covered by one or more Letters of Credit.

                  "Eligible Foreign Account Debtor" means an Account Debtor (i) who is organized under the laws of a country other than the United States or any state thereof, (ii) whose Receivables are denominated and payable only in Dollars in the United States and (iii) the obligations of which are supported by a letter of credit which letter of credit names the Administrative Agent as beneficiary for the benefit of the Secured Parties or is in the possession of the Administrative Agent.

                  "Eligible Other Inventory" means the Inventory of a Loan Party (other than any Inventory which has been consigned by such Loan Party) including raw materials, works-in-process, parts and supplies and any Inventory (including finished goods) covered by Documentary Letters of Credit (a) which is owned solely by such Loan Party and with respect to which the Administrative Agent has a valid and perfected first priority Lien in each case on and after the date that a document of title with respect thereto is delivered or consigned to the applicable Issuer, (b) with respect to which no representation or warranty contained in any of the Loan Documents has been breached, (c) which is not, in the Administrative Agent's sole discretion exercised reasonably, obsolete or unmerchantable, (d) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Loan Party pursuant to a trademark owned by such Loan Party or a license granted to such Loan Party) the Administrative Agent would have rights under such trademark or license pursuant to this Agreement or any other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof, and (e) which the Administrative Agent deems to be Eligible Other Inventory based on such credit and collateral considerations relating thereto as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate and as to which the Administrative Agent provides the Borrower 3 Business Days prior notice. No Inventory of any Loan Party shall be Eligible Other Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business or
(ii) goods to be returned to suppliers.

                  "Eligible Receivable" means, at any time, any Receivable:

                  (a) in respect of which the Account Debtor (i) (A) is organized under the laws of the United States or any state thereof and has its principal place of business located in the United States or (B) is an Eligible Foreign Account Debtor and (ii) is not an Affiliate of Group or any of its Subsidiaries,

                  (b) that does not have a stated maturity which is more than 90 days after the original invoice date of such Receivable unless such Receivable is an Extended Term Receivable, in which case it does not have a stated maturity which is more than 180 days after the original invoice date of such Receivable,

                  (c) that arises under a duly authorized Sales Contract for the sale and delivery of goods and services in the ordinary course of any Loan Party's business,

                  (d) that is a legal, valid and binding obligation of the related Account Debtor, enforceable against such Account Debtor in accordance with its terms,

                  (e) that conforms in all material respects with all Requirements of Law,

                  (f) that is not the subject of any dispute, offset, hold back defense, Lien (other than a Customary Permitted Lien) or other claim other than such adjustments in the ordinary course of the applicable Loan Party's business as such Loan Party's business is conducted on the date hereof (such Receivable to be ineligible to the extent of such dispute, offset, holdback, defense, Lien or claim),

                  (g) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

                  (h) that has not been modified, waived or restructured since its creation,

                  (i) in which the Loan Party owns good and marketable title, free and clear of any Lien (other than a Customary Permitted Lien), and that is freely assignable by the Loan Party (including without any consent of the related Account Debtor),

                  (j) for which the Administrative Agent, for the benefit of the Secured Parties, has a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Lien (other than a Customary Permitted Lien),

                  (k) that constitutes an account as defined in the UCC, and that is not evidenced by Instruments or Chattel Paper,

                  (l) that is not a Defaulted Receivable,

                  (m) that represents all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940,

                  (n) for which the aggregate of the Defaulted Receivables owed by the related Account Debtor and any of its Affiliated Account Debtors does not exceed 50% of the outstanding balance of all Receivables owed by such Account Debtor,

                  (o) which is denominated and payable only in Dollars in the United States,

                  (p) that represents amounts earned and payable by the Account Debtor that are not subject to the performance of additional services by any Loan Party, and

                  (q) that has not been rewritten, canceled or rebilled or is not a Receivable that has resulted from a rewritten, canceled or rebilled Receivable.

provided, however, that 25% of Chargebacks satisfying the foregoing criteria shall be Eligible Receivables, up to a maximum aggregate amount of $8,000,000.

                  "Eligibility Reserves" means, effective as of three (3) Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent, in its sole discretion exercised reasonably, may from time to time establish against the gross amounts of Eligible Receivables, Eligible Finished Inventory or Eligible Other Inventory, to reflect risks or contingencies arising after the Closing Date which may affect any one or class of such items and which have not already been taken into account in the calculation of the Borrowing Base. In the event that the imposition of Eligibility Reserves or Tranche A Availability Reserves result in the need to prepay the Tranche A Loans, such reserves shall not take effect until the next date on which Special Purpose Tranche B Loans may be borrowed.

                  "Entry Date" means the date of the entry of the Final Order.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Contaminant or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.'SS' 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.'SS' 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.'SS' 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.'SS' 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.'SS' 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.'SS' 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.'SS' 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.'SS' 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.'SS' 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.'SS' 13:1K-6 et seq.).

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "Equipment" has the meaning specified in Article 9 of the UCC.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with Group or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                  "ERISA Event" means (a) a reportable event described in
Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on Group or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Extended Term Receivable" means an Authentic Receivable that has an original stated maturity that is greater than 90 days after the original invoice date of such Receivable and less than or equal to 180 days after the original invoice date of such Receivable.

                  "Facilities" means the Tranche A Facility and the Tranche B Facility.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fee Letter" shall mean the letter dated as of June 11, 2001, addressed to the Borrower from Citibank and the Arrangers and accepted by the Borrower on June 11, 2001, with respect to certain fees to be paid from time to time to Citibank and the Arrangers.

                  "Final Order" means an order of the Bankruptcy Court pursuant to Section 364 of the Bankruptcy Code, approving this Agreement and the other Loan Documents including the granting of the super-priority status, the security interest and liens (including the priming of the liens securing the Prepetition Facilities Obligations) and the payment of all fees constituting Obligations hereunder and lifting the automatic stay to permit the Loan Parties to perform their obligations hereunder and the Lenders to exercise their rights and remedies hereunder and authorizing the incurrence by the Loan Parties of permanent post-petition secured and super-priority Indebtedness in accordance with this Agreement, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, and which is in form and substance satisfactory to the Administrative Agent and the Arrangers.

                  "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.4 and 6.1.

                  "First Day Orders" means all orders entered by the Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on the Petition Date.

                  "Fiscal Quarter" means each of the three-month periods ending on or about March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve-month period ending on or about December 31.

                  "Foreign Subsidiaries" means all Subsidiaries of Group other than the Domestic Subsidiaries and Warnaco Operations.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "General Intangible" has the meaning specified in Article 9 of the UCC.

                  "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Group" has the meaning specified in the preamble hereto.

                  "Guarantor" has the meaning specified in the preamble hereto.

                  "Guaranty" means the guaranty of the Obligations made by the Guarantors pursuant to Article X of this Agreement.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Initial Lenders" means Citibank, N.A., The Bank of Nova Scotia and The Chase Manhattan Bank and each other Lender that becomes a party here to prior to the Syndication Completion Date.

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business,
(e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnitees" has the meaning specified in Section 13.4.

                  "Instrument" has the meaning specified in Article 9 of the UCC, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" means, collectively, all rights, of any Loan Party relating to intellectual property, whether arising under United States, multinational or foreign laws, including specifically Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period minus (b) the sum of (i) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP plus (ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter (or, prior to the Syndication Completion Date, one month thereafter or such shorter period as the Administrative Agent may request), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.11, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                  (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (c) the Borrower may not select any Interest Period that ends after the Scheduled Termination Date;

                  (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $10,000,000; and

                  (e) there shall be outstanding at any one time no more than twelve (12) Interest Periods in the aggregate.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Interim Order" means that certain order issued by the Bankruptcy Court in substantially the form of Exhibit I and otherwise in form and substance satisfactory to the Administrative Agent.

                  "Inventory" has the meaning specified in Article 9 of the UCC, wherever located.

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of assets constituting a business conducted by another Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

                  "Investment Property" means, with respect to any Loan Party, any and all "investment property", as such term is defined in Article 9 of the UCC, of such Loan Party, wherever located.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

                  "L/C Related Liens" means Liens on any bills of lading, airway bills, receipts and other applicable documents of title (and inventory and goods covered thereby) delivered with respect to letters of credit issued for the benefit of suppliers of inventory pursuant to facilities provided to a Foreign Subsidiary and in respect of which all inventory and goods are located outside the United States.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance, in each case solely in its capacity as a Lender hereunder.

                  "Letter of Credit" means any letter of credit issued pursuant to Section 2.4.

                  "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time; in each case, the Dollar Equivalent of Letter of Credit Obligations denominated in an Alternative Currency shall be determined on each day on which a Borrowing Base Certificate is delivered pursuant to Section 6.11.

                  "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(e).

                  "Letter of Credit Request" has the meaning specified in
Section 2.4(c).

                  "Letter of Credit Sub-Limit" means $200,000,000.

                  "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "LLC" means each limited liability company in which a Loan Party has an interest.

                  "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "Loan" means any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Loan Party and an Initial Lender or an Affiliate of an Initial Lender is a party, each agreement pursuant to which an Initial Lender or an Affiliate of an Initial Lender provides cash management services to a Loan Party, the Blocked Account Letters, any pledge and security agreement, any mortgage, and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means the Borrower, Group, each Subsidiary Guarantor and each other Subsidiary of Group that executes and delivers a Loan Document.

                  "Material Adverse Change" means a material adverse change in any of (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Group and its Subsidiaries, taken as a whole, since December 30, 2000 (other than the commencement of the Cases or as disclosed in writing to the Lenders), (b) the ability of the Loan Parties to perform their respective obligations under the Loan Documents or (b) the ability of the Administrative Agent or the Lenders to enforce the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "Material Intellectual Property" means Intellectual Property owned by or licensed to a Loan Party which is material to the business of Group and its Subsidiaries, taken as a whole.

                  "Material Leased Property" means all real estate leasehold properties of any Loan Party other than those (a) with respect to which the aggregate rental payments under the term of the lease in any year are less than $1,000,000 or (b) that relate to a site the loss of which would not otherwise have a material adverse effect on the production, distribution or sales of Group and its Subsidiaries, taken as a whole, or in any material geographic region where business is conducted at any time by Group and its Subsidiaries.

                  "Material License" means each license in respect of Intellectual Property held by any Loan Party that generates, on an annual basis, at least $100 million in revenues or $15 million in EBITDA.

                  "Material Real Property" means all fee-owned real property of any Loan Party (a) having a fair market value in excess of $1,000,000 as of the Closing Date, or if later, the date of acquisition thereof or (b) that the Administrative Agent determine is material to the business, condition (financial or otherwise) operations, performance or properties of Group and its Subsidiaries, taken as a whole.

                  "Maximum Tranche A Credit" means, at any time, (a) the lesser of (i) the Tranche A Commitments in effect at such time and (ii) the Borrowing Base at such time, minus (b) the aggregate amount of any Tranche A Availability Reserve in effect at such time.

                  "Maximum Tranche B Credit" means, at any time, (a) the Tranche B Commitments in effect at such time minus (b) the aggregate amount of any Tranche B Availability Reserve in effect at such time.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "Net Cash Proceeds" means proceeds received by any Loan Party after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale permitted under clause (b) and (f) of Section 8.4, net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable lien on the assets subject to such Asset Sale; provided, however, that the evidence of each of (i), (ii) and (iii) are provided to the Administrative Agent in form and substance satisfactory to it; or (b) Property Loss Event.

                  "Non-Funding Lender" has the meaning specified in Section 2.2(d).

                  "Non-Stayed Order" means an order of the Bankruptcy Court which is in full force and effect, as to which no stay has been entered and which has not been reversed, modified, vacated or overturned.

                  "Non-U.S. Lender" means each Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Tranche A Commitment or Tranche B Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans owing to such Lender under the Tranche A Facility or the Tranche B Facility, as the case may be.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.11(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, an Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract entered into with an Initial Lender or an Affiliate thereof, any agreement for cash management services entered into with an Initial Lender or an Affiliate thereof and in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document, any Hedging Contract entered into with an Initial Lender or an Affiliate thereof or any agreement for cash management services entered into in connection with this Agreement entered into with an Initial Lender or an Affiliate thereof or any other Loan Document and all obligations of the Borrower to cash collateralize Letter of Credit Obligations.

                  "October 2000 Amendment Agreement" means the Amendment, Modification, Restatement and General Provisions Agreement dated as of October 6, 2000 and entered into among Warnaco, Group, certain other Subsidiaries of Group, Scotiabank and Citibank, as Debt Coordinators, Scotiabank, as Administrative Agent and State Street Bank and Trust Company, as Collateral Trustee, as amended.

                  "Orders" means the Interim Order or the Final Order, as applicable.

                  "Outstandings" means the aggregate of the Tranche A Outstandings and the Tranche B Outstandings.

                  "Partnership" means any partnership in which any Loan Party has an interest.

                  "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Partnership" means any partnership in which any Loan Party has an interest.

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Prepetition Claim Payment" means a payment (as adequate protection or otherwise) on account of any unsecured Claim against a Loan Party arising or deemed to have arisen prior to the Petition Date, which is made (a) pursuant to authority granted by a Non-Stayed Order of the Bankruptcy Court and (b) when aggregated with all such payments does not exceed $10,000,000 excluding (i) payments for goods and payments as to which a Loan Party is jointly and severally liable, (ii) payments in respect of executory contracts prior to the rejection thereof, (iii) reclamation payments, (iv) compensation payments to, or for the benefit of, employees or agents of Group or a Subsidiary thereof as specified in the First Day Orders and (v) customs duties up to a maximum of $1,000,000; provided, that no such payment shall be made after the occurrence and during the continuance of a Default or an Event of Default.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Petition Date" has the meaning specified in the recitals to this Agreement.

                  "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Loan Party, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Loan Party in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

                  "Pledged LLC Interests" means all of any Loan Party's right, title and interest as a member of any LLCs and all of such Loan Party's right, title and interest in, to and under any LLC Agreement to which it is a party.

                  "Pledged Notes" means all right, title and interest of any Loan Party, in the Instruments evidencing all Indebtedness owed to such Loan Party, including all Indebtedness described on Schedule 8.1, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "Pledged Partnership Interests" shall mean all of any Loan Party's right, title and interest as a limited and/or general partner in all Partnerships and all of such Loan Party's right, title and interest in, to and under any Partnership Agreements to which it is a party.

                  "Pledged Stock" means the shares of capital stock owned by each Loan Party, including all shares of capital stock listed on Schedule 4.3; provided, however, that only the outstanding capital stock of a subsidiary that is not a Domestic Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder and provided, further, that no capital stock of a Foreign Subsidiary that is owned by another Foreign Subsidiary shall be pledged hereunder.

                  "Prepetition Credit Facilities" means the Covered Facilities (as defined in the October 2000 Amendment Agreement) that were in effect on the Petition Date.

                  "Prepetition Facilities Documents" means, collectively, the Covered Documents (as defined in the October 2000 Amendment Agreement) and the Loan Documents (as defined in the October 2000 Amendment Agreement).

                  "Prepetition Facilities Obligations" means all obligations owing by Group and its Subsidiaries under or in respect of the Prepetition Facilities Documents, including the loans, all contingent and reimbursement obligations in respect of letters of credit and all other amounts, obligations, covenants and duties owing by Group or any of its Subsidiaries party thereto to the administrative agent, any lender, any letter of credit issuer, any Affiliate of any of them or any indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, or otherwise), present or future, arising under the Prepetition Credit Facilities, any other Prepetition Facilities Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to Group or any of its Subsidiaries party thereto under the Prepetition Credit Facilities, any other Prepetition Facilities Documents, or any agreement for cash management services entered into in connection with the Prepetition Credit Facilities or any other Prepetition Facilities Documents and all obligations of Group or any of its Subsidiaries party thereto to cash collateralize all contingent and reimbursement obligations in respect of letters of credit issued pursuant to the Prepetition Facilities Documents.

                  "Proceeds" means any and all "proceeds", as such term is defined in Section 9-306 of the UCC.

                  "Projections" means those financial projections dated May 31, 2001 covering the fiscal years ending in 2001 through 2003 inclusive, to be delivered to the Lenders by the Borrower.

                  "Property Loss Event" means any loss of or damage to property of any Loan Party that results in the receipt by such Person of proceeds of insurance in excess of $1,000,000 or any taking of property of any Loan Party that results in the receipt by such Person of a compensation payment in respect thereof in excess of $1,000,000.

                  "Ratable Portion" or "ratably" means, with respect to any Lender, (a) with respect to the Tranche A Facility, the percentage obtained by dividing (i) the Tranche A Commitment of such Lender by (ii) the aggregate Tranche A Commitments of all Lenders (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Tranche A Outstandings owing to such Lender by the aggregate outstanding principal balance of the Tranche A Outstandings owing to all Lenders), and (b) with respect to the Tranche B Facility, the percentage obtained by dividing (i) the Tranche B Commitment of such Lender by (ii) the aggregate Tranche B Commitments of all Lenders (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Tranche B Outstandings owing to such Lender by the aggregate outstanding principal balance of the Tranche B Outstandings owing to all Lenders).

                  "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by Group or any of its Subsidiaries (the "Land"), together with the right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "Receivable" means any indebtedness and other obligations owed to any Loan Party as assignee of any Loan Party or any Subsidiary thereof, or any right of any Loan Party to payment from or on behalf of, an Account Debtor), whether constituting an Account, Chattel Paper, Instrument or General Intangible arising in connection with the sale of goods or the rendering of services by any Loan Party or any Subsidiary thereof, and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

                  "Receivable Account Debtor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Sales Contract relating to such Receivable.

                  "Register" has the meaning specified in Section 13.2(c).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "Related Security" means, with respect to any Receivable:

                  (a) all of each Loan Party's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

                  (b) all Instruments and Chattel Paper that may evidence such Receivable,

                  (c) all other Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Sales Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

                  (d) all of each Loan Party's rights, interests and claims under the Sales Contracts and all guaranties, indemnities and other agreements (including the related Sales Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Sales Contract related to such Receivable or otherwise.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Tranche A Commitments or, after the Termination Date, the aggregate Tranche A Outstandings and (b) the aggregate outstanding amount of the Tranche B Commitments or, after the Termination Date, the aggregate Tranche B Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

                  "Requisite Tranche A Lenders" means, collectively, Tranche A Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Tranche A Commitments or, after the Termination Date, more than fifty percent (50%) of the aggregate Tranche A Outstandings. A Non-Funding Lender that is a Tranche A Lender shall not be included in the calculation of "Requisite Tranche A Lenders."

                  "Requisite Tranche B Lenders" means, collectively, Tranche B Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Tranche B Commitments or, after the Termination Date, more than fifty percent (50%) of the aggregate Tranche B Outstandings. A Non-Funding Lender that is a Tranche B Lender shall not be included in the calculation of "Requisite Tranche B Lenders."

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "Restricted Account" means a deposit account maintained by any Loan Party with a Restricted Account Bank which account is the subject of an effective Restricted Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Restricted Account.

                  "Restricted Account Bank" means a financial institution selected or approved (such approval not to be unreasonably withheld) by the Administrative Agent and with respect to which a Loan Party has delivered an executed Restricted Account Letter.

                  "Restricted Account Letter" means a letter agreement, substantially in the form of Exhibit K or as otherwise acceptable to the Administrative Agent, executed by the relevant Loan Party.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of Group or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower, or a Guarantor or by a Foreign Subsidiary to a Foreign Subsidiary, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of Group or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Guarantors, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of Group or any of its Subsidiaries other than, in the case of Indebtedness incurred after the Petition Date and Indebtedness of Foreign Subsidiaries and Indebtedness in respect of Letters of Credit issued pursuant to the Prepetition Credit Facilities prior to the Petition Date, any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

                  "Sales Contract" means, with respect to any Receivable, any and all sales contracts, purchase orders, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Account Debtor becomes or is obligated to make payment in respect of such Receivable.

                  "Scheduled Termination Date" means (a) the earlier of the second anniversary of the Closing Date, or such later date as extended pursuant to Section 2.18, and (b) the date upon which any plan of reorganization in the Cases becomes effective.

                  "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "Secured Parties" means the Lenders (including the Swing Loan Lender), the Issuers, the Administrative Agent, each of their respective successors and assigns, and any other holder of any of the Obligations or of any other obligations under the Loan Documents, including the beneficiaries of each indemnification obligation undertaken by the Loan Parties and the Administrative Agent.

                  "Securities Account" has the meaning specified in Article 8 of the UCC.

                  "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "Security Entitlements" has the meaning specified in Article 8 of the UCC.

                  "Special Purpose Tranche B Loans" means those Tranche B Loans the proceeds of which shall be used solely to prepay Tranche A Loans that are required by Section 2.9(c) to be prepaid.

                  "Standby Letter of Credit" means any letter of credit issued pursuant to Section 2.4 which is not a Documentary Letter of Credit.

                  "Standby Letter of Credit Sub-Limit" means $35,000,000.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Subsidiary of the Borrower party to this Agreement.

                  "Super Majority Tranche A Lenders" means, collectively, Tranche A Lenders having more than sixty-six and two thirds percent (66 2/3%) of the aggregate outstanding amount of the Tranche A Commitments or, after the Termination Date, more than sixty-six and two thirds percent (66 2/3%) of the aggregate Tranche A Outstandings. A Non-Funding Lender that is a Tranche A Lender shall not be included in the calculation of "Super Majority Tranche A Lenders."

                  "Super Majority Tranche B Lenders" means, collectively, Tranche B Lenders having more than sixty-six and two thirds percent (66 2/3%) of the aggregate outstanding amount of the Tranche B Commitments or, after the Termination Date, more than sixty-six and two thirds percent (66 2/3%) of the aggregate Tranche B Outstandings. A Non-Funding Lender that is a Tranche B Lender shall not be included in the calculation of "Super Majority Tranche B Lenders."

                  "Swing Loan" has the meaning specified in Section 2.3.

                  "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan.

                  "Swing Loan Availability" means an aggregate principal amount at any time outstanding of Swing Loans not to exceed the lesser of (i) $15,000,000 and (ii) the Swing Loan Lender's Ratable Portion of the Available Tranche A Credit plus $5,000,000.

                  "Swing Loan Lender" means Citibank or any other Lender who becomes the Administrative Agent or who agrees with the approval of the Administrative Agent and the Borrower to act as the Swing Loan Lender hereunder.

                  "Swing Loan Request" has the meaning specified in Section 2.3(b).

                  "Syndication Completion Date" means the earlier to occur of
(i) the 90th day following the Closing Date and (ii) the date upon which the Arrangers determine in their sole discretion that the primary syndication of the Loans and Commitments has been completed.

                  "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary United States tax returns.

                  "Tax Return" has the meaning specified in Section 4.7(a).

                  "Taxes" has the meaning specified in Section 2.16(a).

                  "Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Commitments pursuant to Section 2.6 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "Tradexpress Agreement" means the Tradexpress Agreement dated as of October 6, 2000 among Warnaco Inc. and The Bank of Nova Scotia.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordations thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark.

                  "Tranche A Availability Reserves" means, as of three Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent may from time to time establish against the Tranche A Facility, in the Administrative Agent's sole discretion exercised reasonably, in order either (a) to preserve the value of the Collateral or the Administrative Agent's Lien thereon or (b) to provide for the payment of unanticipated liabilities of any of the Loan Parties arising after the Closing Date.

                  "Tranche A Borrowing" means Tranche A Loans made on the same day by the Lenders ratably according to their respective Tranche A Commitments.

                  "Tranche A Cash Collateral Account" means each Cash Collateral Account into which proceeds of Tranche A Collateral is deposited.

                  "Tranche A Collateral" means all Inventory and all Receivables and all General Intangibles and Proceeds of each of the foregoing.

                  "Tranche A Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche A Loans and acquire interests in other Tranche A Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such

Lender's name on Schedule I under the caption "Tranche A Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement; in an initial aggregate amount up to $375,000,000.

                  "Tranche A Facility" means the Tranche A Commitments and the provisions herein related to the Tranche A Loans, Swing Loans and Letters of Credit.

                  "Tranche A Loan" has the meaning specified in Section 2.1 (a).

                  "Tranche A Obligations" means all Obligations owing by any Loan Party to a Tranche A Lender or to the Administrative Agent or to any Indemnitee in respect of Tranche A Commitments or Tranche A Loans.

                  "Tranche A Outstandings" means, at any particular time, the sum of (a) the principal amount of the Tranche A Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of Swing Loans outstanding at such time.

                  "Tranche B Availability Reserves" means, as of three (3) Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent may from time to time establish against the Tranche B Facility, in the Administrative Agent's sole discretion exercised reasonably, in order to provide for the effect, or anticipated effect, of the loss of the benefit to Group or any of its Subsidiaries of a Material License.

                  "Tranche B Borrowing" means Tranche B Loans made on the same day by the Lenders ratably according to their respective Tranche B Commitments.

                  "Tranche B Cash Collateral Account" means any Cash Collateral Account other than a Tranche A Cash Collateral Account.

                  "Tranche B Collateral" means all Collateral that is not Tranche A Collateral.

                  "Tranche B Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche B Loans in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Tranche B Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement, in an initial aggregate amount up to $225,000,000.

                  "Tranche B Commitment Reduction Dates" has the meaning specified in Section 2.5(b).

                  "Tranche B Facility" means the Tranche B Commitments and the provisions herein related to the Tranche B Loans.

                  "Tranche B Loan" has the meaning specified in Section 2.1.

                  "Tranche B Obligations" means all Obligations owing by any Loan Party to a Tranche B Lender or to the Administrative Agent or to any Indemnitee in respect of Tranche B Commitments or Tranche B Loans.

                  "Tranche B Outstandings" means, at any particular time, the sum of (B) the principal amount of the Tranche B Loans outstanding at such time.

                  "UCC" means, at any time, the Uniform Commercial Code in effect in the State of New York at such time.

                  "Unfunded Pension Liability" means, with respect to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and
(b) the aggregate amount of withdrawal liability that could be assessed under
Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "Unused Commitment Fee" has the meaning specified in Section 2.12(a).

                  "U.S. Trustee" means the United States Trustee for the Southern District of New York.

                  "Vehicles" means all vehicles covered by a certificate of title law of any state.

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Warnaco Operations" means Warnaco Operations Corporation, a Delaware corporation and a wholly-owned Subsidiary of Group.

                  "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

                  Section 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  Section 1.3. Accounting Terms and Principles.

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by Article V or
Article VI had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or Article VI shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  Section 1.4. Certain Terms.

                  (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

                  (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation", except when used in the computation of time periods.

                  (f) The terms "Lender," "Issuer" and "Agent" include their respective successors.

                  (g) Upon the appointment of any successor Agent pursuant to
Section 12.7, references to Citibank in Section 12.4 and to Citibank in the definitions of Base Rate, Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                  (h) Terms not otherwise defined herein and defined in the UCC are used herein with the meanings specified in the UCC.

                                   ARTICLE II

                                 THE FACILITIES

                  Section 2.1. The Commitments.

                  (a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Tranche A Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Tranche A Commitment; provided, however, that at no time shall any Lender be obligated to make a Tranche A Loan (i) in excess of such Lender's Ratable Portion of the Available Tranche A Credit and (ii) to the extent that the aggregate Tranche A Outstandings, after giving effect to such Tranche A Loan, would exceed the Maximum Tranche A Credit in effect at such time. Within the limits of each Lender's Tranche A Commitment, amounts of Tranche A Loans repaid may be reborrowed under this Section 2.1(a).

                  (b) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Tranche B Loan") to the Borrower from time to time in accordance with Notices of Borrowing delivered on (x) each 15th day and 30th day of each month (or, if any such day is not a Business Day, the next succeeding Business Day), or (y) in the case of Special Purpose Tranche B Loans, on any other Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Tranche B Commitment; provided, however, that at no time shall any Lender be obligated to make a Tranche B Loan (i) in excess of such Lender's Ratable Portion of the Available Tranche B Credit and (ii) to the extent that the aggregate Tranche B Outstandings, after giving effect to such Tranche B Loan, would exceed the Maximum Tranche B Credit in effect at such time. Within the limits of each Lender's Tranche B Commitment, amounts of Tranche B Loans repaid may be reborrowed under this Section 2.1(b). The Borrower may not request more than two Tranche B Borrowings per month.

                  (c) Notwithstanding the foregoing clauses (a) and (b), during the period from the Petition Date through the entry of the Final Order the aggregate of all Outstandings at any one time shall not exceed $375,000,000.

                  Section 2.2. Borrowing Procedures.

                  (a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and
(ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether, in the case of a proposed Borrowing of Tranche A Loans, any portion of such Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans, and (E) the Available Tranche A Credit or the Available Tranche B Credit, as applicable (after giving effect to the proposed Borrowing). The Tranche A Loans shall be made as Base Rate Loans unless (subject to Section 2.14) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. The Tranche B Loans shall be made only as Eurodollar Rate Loans unless Eurodollar Loans are not available. Each Borrowing of Tranche B Loans shall be in an aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 13.8, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections
3.1 and 3.2, the Administrative Agent will make such funds available to the Borrower.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the

Administrative Agent on the date of such Borrowing in accordance with this
Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                  (d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  Section 2.3. Swing Loans.

                  (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may in its sole discretion make loans (each a "Swing Loan") otherwise available to the Borrower under the Tranche A Facility from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount at any time outstanding at any time not to exceed the Swing Loan Availability; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Tranche A Obligations would exceed the Maximum Tranche A Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days of its making or, if sooner, upon any demand by the Swing Loan Lender and shall in any event mature no later than the Termination Date. Within the limits set forth in the first sentence of this
Section 2.3(a), amounts of Swing Loans repaid may be reborrowed under this
Section 2.3(a).

                  (b) In order to request a Swing Loan, the Borrower shall telecopy to the Administrative Agent a duly completed request, in substantially the form of Exhibit C (Notice of Borrowing), setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent which will make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Tranche A Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the




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

conditions precedent set forth in Section 3.2 hereof have been satisfied in connection with the making of any Swing Loan.

                  (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which may be by telecopy) weekly, by no later than 10:00 A.M. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

                  (d) The Swing Loan Lender may demand at any time that each Tranche A Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Tranche A Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

                  (e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Tranche A Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 P.M. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Tranche A Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Tranche A Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in
Section 3.2 shall have been satisfied (which conditions precedent the Tranche A Lenders hereby irrevocably waive), each Tranche A Lender shall, before 11:00 A.M. (New York City time) on the Business Day next succeeding the date of such Tranche A Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Tranche A Lender, such Tranche A Lender shall, except as provided in clause
(f) below, be deemed to have made a Tranche A Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Tranche A Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

                  (f) From and after the date on which any Tranche A Lender is deemed to have made a Tranche A Loan pursuant to clause (e) above with respect to any Swing Loan, the Swing Loan Lender shall promptly distribute to such Tranche A Lender such Tranche A Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Tranche A Lender pursuant to clause
(e) above.

                  Section 2.4. Letters of Credit.

                  (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Closing Date and ending on the earlier of the Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

                  (ii) such Issuer shall have received written notice from the Administrative Agent, any Tranche A Lender or the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Sections 3.1 and 3.2 is not then satisfied;

                  (iii) after giving effect to the issuance of such Letter of Credit, the aggregate Tranche A Outstandings would exceed the Maximum Tranche A Credit at such time;

                  (iv) after giving effect to the issuance of such Letter of Credit, the aggregate amount of Letter of Credit Obligations then outstanding would exceed the Letter of Credit Sub-Limit or, in the case of a Standby Letter of Credit, after giving effect to the issuance of such Letter of Credit, the aggregate amount of Letter of Credit Obligations with respect to Standby Letters of Credit then outstanding would exceed the Standby Letter of Credit Sub-Limit; or

                  (v) any fees due and payable in connection with a requested issuance have not been paid; or

                  (vi) such Letter of Credit is not denominated in Dollars or in an Alternative Currency.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

                  (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof, or (ii) be less than five days prior to the Scheduled Termination Date.

                  (c) In connection with the issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' (or such shorter period as agreed by the Issuer) prior written notice, in substantially the form of Exhibit D (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall (i) specify (A) the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount (or, if such Letter of Credit is to be denominated in an Alternative Currency, the Dollar Equivalent of such stated amount) shall not be less than $5,000, (B) the date of issuance of such requested Letter of Credit (which day shall be a Business Day), (C) the date on which such Letter of Credit is to expire (which date shall be a Business Day), and (D) the Person for whose benefit the requested Letter of Credit is to be issued and (ii) certify that, after issuance of the requested Letter of Credit, (A) the aggregate amount of the Letter of Credit

Obligations then outstanding will not exceed the Letter of Credit Sub-Limit, (B) the aggregate amount of Letter of Credit Obligations in respect of Standby Letters of Credit then outstanding will not exceed the Standby Letter of Credit Sub-Limit and (C) the sum of the aggregate amount of the Letter of Credit Obligations then outstanding and the aggregate amount of the Tranche A Loans then outstanding will not exceed the Available Tranche A Credit then in effect. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York City time) on the second (2nd) Business Day (or such shorter period as agreed by the Issuer) prior to the requested issuance of such Letter of Credit.

                  (d) The procedures in effect under the Tradexpress Agreement are incorporated by reference herein with respect to the procedures for issuing a Letter of Credit hereunder.

                  (e) Subject to the satisfaction of the conditions set forth in this Section 2.5, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Tranche A Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

                  (f) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each Tranche A Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (g) Each Issuer shall:

                        (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Tranche A Lender).

                        (ii) upon the request of any Tranche A Lender, furnish to such Tranche A Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Tranche A Lender; and

                        (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Tranche A Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit

         Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

                  (h) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Tranche A Lender, and each Tranche A Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender's Ratable Portion of the Tranche A Commitment, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                  (i) The Borrower agrees to pay to the Issuer of a Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under a Letter of Credit when such amounts are due and payable, irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause(i) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall bear interest computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to Tranche A Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Tranche A Lender of the failure to repay such Reimbursement Obligation, and each Tranche A Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Tranche A Lender's Ratable Portion of such payment in Dollars (or the Dollar Equivalent thereof if such payment was made in an Alternative Currency) and in immediately available funds. If the Administrative Agent so notifies such Tranche A Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Tranche A Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Tranche A Lender, such Tranche A Lender shall (except during the continuance of a Default or Event of Default) notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent (other than clause (b)(ii) thereof) the Tranche A Lenders hereby irrevocably waive) be deemed to have made a Tranche A Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Tranche A Lender pursuant to this clause (i), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Tranche A Lender, in immediately available funds, an amount equal to such Tranche A Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Tranche A Lenders have paid in respect of such Reimbursement Obligation.

                  (j) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Tranche A Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                        (i) any lack of validity or enforceability of any Letter
                  of Credit or any Loan Document, or any term or provision therein;

                        (ii) any amendment or waiver of or any consent to
                  departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                        (iii) the existence of any claim, set off, defense or
                  other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuer, the Administrative Agent or any Tranche A Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                        (iv) any draft or other document presented under a
                  Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (v) payment by the Issuer under a Letter of Credit
                  against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                        (vi) any other act or omission to act or delay of any
                  kind of the Issuer, the Tranche A Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Tranche A Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (x) the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                  (k) If and to the extent such Tranche A Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (i) above available to the Administrative Agent for the account of such Issuer, such Tranche A Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Tranche A Facility. The failure of any Tranche A Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Tranche A Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Tranche A Lender shall be responsible for the failure of any other Tranche A Lender to make available to the Administrative Agent for the account of the Issuer such other Tranche A Lender's Ratable Portion of any such payment.

                  (l) Letters of Credit may be issued in favor of a beneficiary that is a creditor of a Subsidiary of Group provided that the account party with respect to such Letter of Credit is the Borrower.

                  Section 2.5. Reduction and Termination of the Commitments.

                  (a) The Borrower may, upon at least five Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the Tranche A Commitments or Tranche B Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The aggregate Tranche B Commitments shall be reduced by $50,000,000 on June 30, 2002 and by $25,000,000 on the last day of each Fiscal Quarter thereafter (the "Tranche B Commitment Reduction Dates"), subject to any prior permanent reductions pursuant to clause (c) below (and the Tranche B Commitment of each Lender shall be reduced by its Ratable Portion of such amount):

                  (c) The then current Tranche B Commitments shall be reduced on each date on which a prepayment of Tranche B Loans is made pursuant to Section 2.9(a) or would be required to be made had the outstanding Tranche B Loans equaled the Tranche B Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Tranche B Commitment of each Lender shall be reduced by its Ratable Portion of such amount); provided, however, that 50% of such reductions shall be credited against the reductions in the Tranche B Commitments provided for in clause (b) above in the direct order of the effective date of such scheduled reductions; provided further, however, that the Tranche B Commitments shall not be reduced by the first $15,000,000 of repayments required to be applied to the Obligations pursuant to Section 2.9(a).

                  Section 2.6. Repayment of Loans. The Borrower promises to repay the entire unpaid principal amount of the Loans and all accrued but unpaid interest thereon on the Scheduled Termination Date.

                  Section 2.7. Evidence of Debt.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Note or Notes to such Lender evidencing any Loans of such Lender, substantially in the form of Exhibit B.

                  Section 2.8. Optional Prepayments. The Borrower may repay the outstanding principal amount of the Loans in whole or in part at any time; provided, however, that if any repayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.14(e) at the time of such prepayment; and provided further, that each partial prepayment of Tranche B Loans shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof.

                  Section 2.9. Mandatory Prepayments.

                  (a) Upon receipt by Group or any of its Subsidiaries of any Net Cash Proceeds, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit as set forth in clause (b) below) in an amount equal to 100% of such Net Cash Proceeds; provided, however, that in the case of any Net Cash Proceeds arising from a Property Loss Event, the Borrower need not prepay the Loans (or provide cash collateral in respect of Letters of Credit) to the extent that such Net Cash Proceeds are actually used to repair or replace the damaged or taken property within 180 days of the receipt of such Net Cash Proceeds and, pending application of such proceeds, the Borrower has either (i) paid the same to the Administrative Agent to be held in a Cash Collateral Account designated by the Administrative Agent or (ii) has applied such proceeds in repayment of the Loans and the Administrative Agent has established a Tranche A Availability Reserve in the amount of such repayment which reserve shall abate on such 180th day or earlier to the extent Loans up to the amount of such proceeds are used to fund the repair or replacement of such damaged or taken property. Any such mandatory prepayment shall be applied in accordance with Section 2.9(b) below.

                  (b) Subject to Section 2.13(g) and (h), any prepayments made by the Borrower required to be applied in accordance with this Section 2.9(b) shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full, second, to repay the outstanding principal balance of the Tranche B Loans until such Tranche B Loans shall have been repaid in full; third, to repay the outstanding principal balance of the Tranche A Loans until such Tranche A Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein, to the extent the Tranche A Outstandings exceed the Tranche A Commitments. All repayments of Tranche B Loans required to be made pursuant to this Section 2.9(b) shall result in a permanent reduction of the Tranche B Commitments to the extent provided in Section 2.5(c)

                  (c) If at any time, the aggregate principal amount of Tranche A Outstandings exceed the Maximum Tranche A Credit at such time, the Borrower shall, as soon as possible, but in any event within one Business Day, prepay the Swing Loans first and then the Tranche A Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Tranche A Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 to the extent required to eliminate such excess. If at any time, the aggregate principal amount of Tranche B Outstandings exceeds the Maximum Tranche B Credit at such time, the Borrower shall forthwith prepay the Tranche B Loans then outstanding in an amount equal to such excess.

                  (d) Except during the continuance of an Event of Default (in which case Section 2.13(g) and (h) shall apply), all available funds in the Cash Collateral Account shall be applied on a daily basis first to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; second, to repay the outstanding principal amount of the Tranche A Loans until such Loans have been repaid in full; third to repay the outstanding principal balance of the Tranche B Loans until such Loans shall have been repaid in full; and third to any other Obligation then due and payable. The Administrative Agent agrees so to apply such funds and the Borrower consents to such application. If, following such application, there are no Loans outstanding and no other Obligations are then due and payable (and all outstanding Letter of Credit Obligations have been cash collateralized at 105% of the amount available for drawing thereunder), then the Administrative Agent shall cause any remaining funds in the Cash Collateral Account to be paid at the written direction of the Borrower, subject to the terms of the Orders.

                  Section 2.10. Interest.

                  (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.10(c), as follows:

                        (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

                        (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Interest Period.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month; (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.10(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is




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

two percent per annum in excess of the rate of interest applicable to such Loans or such other Obligations from time to time.

                  Section 2.11. Conversion/Continuation Option.

                  (a) The Borrower may elect (i) at any time to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans (other than Tranche B Loans) or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit F hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) prior to the Syndication Completion Date, the Borrower may not select any Interest Period in excess of one month (or such shorter period if requested by Administrative Agent), (ii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans (other than Tranche B Loans) upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, would violate any of the provisions of Section 2.14 and (iii) no conversion in whole or in part of Tranche B Loans to Base Rate Loans shall be permitted at any time. If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Tranche A Loan that is a Eurodollar Rate Loan for an additional Interest Period or to convert any such Loan, then, upon the expiration of the applicable Interest Period, such Loan will be automatically converted to a Base Rate Loan. If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Tranche B Loan that is a Eurodollar Rate Loan for an additional Interest Period, then, upon the expiration of the applicable Interest Period, such Loans will be automatically continued for an Interest Period of 1 month. Each Notice of Conversion or Continuation shall be irrevocable.

                  Section 2.12. Fees.

                  (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee (the "Unused Commitment Fee") on the average amount by which (i) the Tranche A Commitments of such Lender exceeds such Lender's Ratable Portion of the Tranche A Outstandings (excluding the amount of any outstanding Swing Loans) from the date hereof until the Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the Closing Date and (B) on the Termination Date and (ii) the Tranche B Commitments of such Lender exceeds such Lender's Ratable Portion of the Tranche B Outstandings from the date hereof until the Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the Closing Date and (B) on the Termination Date.

                  (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                        (i) to each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Termination Date;

                        (ii) to the Administrative Agent for the ratable benefit of the Lenders with Tranche A Commitments, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Tranche A Loans that are Eurodollar Rate Loans less 0.25%, of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears on the first Business Day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and on the Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                        (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                  (c) Additional Fees. The Borrower has agreed to pay to Citibank and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

                  Section 2.13. Payments and Computations.

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in
Section 13.8 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this Section 2.13, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.14(c), 2.14(e), 2.15 or 2.16 shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next succeeding Business Day.

                  (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If and to the extent any payment owed to the Administrative Agent or any Lender is not made when due, each Loan Party hereby authorizes the Administrative Agent and such Lender, subject to any notice period provided in the Orders, to setoff and charge any amount so due against any deposit account maintained by such Loan Party with the Administrative Agent or such Lender, whether or not the deposit therein is then due.

                  (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Tranche A Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (f) Subject to the provisions of clauses (g) and (h) of this
Section 2.13 (and except as otherwise provided in Section 2.9), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower or any other Loan Party shall be applied first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations then due and payable; and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion of such Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and the Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

                  (g) After the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Tranche A Collateral, and agrees that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2, apply all payments in respect of any Obligations and all funds on deposit in any Tranche A Cash Collateral Account and all other proceeds of Tranche A Collateral in the following order:

                        (i) first, to pay interest on and then principal of any portion of the Tranche A Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                        (ii) second, to pay interest on and then principal of any Swing Loan;

                        (iii) third, to pay Obligations in respect of any expense reimbursements including fees and expenses in respect of cash management services or indemnities then due the Administrative Agent;

                        (iv) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Tranche A Lenders and the Issuers;

                        (v) fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Tranche A Lenders and the Issuers;

                        (vi) sixth, to pay interest then due and payable in respect of the Tranche A Loans and Reimbursement Obligations;

                        (vii) seventh, to pay or prepay principal payments on the Tranche A Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3, ratably to the aggregate principal amount of such Tranche A Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts; and

                        (viii) eighth, to the ratable payment of all other Tranche A Obligations; and

                        (ix) ninth, to pay all other Obligations in accordance with clause (h) below;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through eighth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Tranche A Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through ninth of this Section 2.13(g) may at any time and from time to time be changed by the agreement of the Requisite Tranche A Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Tranche A Lender or an Issuer, or any other Person. The order of priority set forth in clauses first through fifth of this Section 2.13(g) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Tranche A Lenders.

                  (h) After the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Tranche B Collateral, and agrees that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2, apply all payments in respect of any Obligations and all funds on deposit in any Tranche B Cash Collateral Account and all other proceeds of Tranche B Collateral in the following order:

                        (i) first, to pay interest on and then principal of any portion of the Tranche B Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                        (ii) second, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent;

                        (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Tranche B Lenders;

                        (iv) fourth, to pay Obligations in respect of any fees then due to the Administrative Agent and the Tranche B Lenders;

                        (v) fifth, to pay interest then due and payable in respect of the Tranche B Loans;

                        (vi) sixth, to pay or prepay principal payments on the Tranche B Loans ratably to the aggregate principal amount of such Tranche B Loans; and

                        (vii) seventh, to the ratable payment of all other Tranche B Obligations; and

                        (viii) eighth, to pay all other Obligations in accordance with clause (g) above;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through seventh, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Tranche B Lender's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through eighth of this Section 2.13(h) may at any time and from time to time be changed by the agreement of the Requisite Tranche B Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Tranche B Lender, or any other Person. The order of priority set forth in clauses first through fourth of this
Section 2.13(h) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Tranche B Lenders.

                  (i) At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans may be paid from the proceeds of Swing Loans or the Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3(a), and the Lenders to make Loans pursuant to Section 2.2(a), from time to time in such Swing Loan Lender's or such Lender's discretion, which are in the amounts of any and all principal payments with respect to Swing Loans, interest, fees, expenses and other sums payable in respect of the Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Loans and to distribute the proceeds of such Swing Loans and Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2, which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

                  Section 2.14. Special Provisions Governing Eurodollar Rate Loans.

                  (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

                  (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan (including Tranche B Loans) will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) Increased Costs. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent,
(i) the obligation of such Lender to make or to continue Eurodollar Rate Loans (including Tranche B Loans) and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans (including Tranche B Loans) are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.14(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

                  (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.14(d), or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                  Section 2.15. Capital Adequacy. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  Section 2.16. Taxes.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, franchise or similar taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or carries on business and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding tax payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, franchise and similar taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located or carries on business (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.16) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 13.8, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of the Obligations.

                  (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption)(or successor form); or (iv) or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's or such Non U.S. Lender's Applicable Lending Office's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.16(f) such Lender shall not be entitled to indemnification under Section 2.16(a) or
(c) with respect to Taxes imposed by the United States by reason of such failure.

                  (h) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (i) If the Lender changes its residence, place of business or Applicable Lending Office or takes any other similar action, and the effect of such change or action, as of the date thereof, would be to increase the additional amounts that the Borrower is obligated to pay under Section 2.16, the Borrower shall not be obligated to pay the amount of such increase.

                  Section 2.17. Substitution of Lenders. In the event that (a)
(i) any Lender makes a claim under Section 2.14 (c) or Section 2.15, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d), or (iii) the Borrower is required to make any payment pursuant to Section 2.16 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or (iv) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claims) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Tranche A Commitment in the amount of such Affected Lender's Tranche A Commitment or a Tranche B Commitment in the amount of such Affected Lender's Tranche B Commitment assumed by it and such Commitments of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                  Section 2.18. Extension of Scheduled Termination Date

                  (a) At least 90 days but not more than 120 days prior to the Scheduled Termination Date, the Borrower, by written notice to each Lender, may request an extension of the Scheduled Termination Date in effect at such time by up to 364 days from its then scheduled expiration. Each Lender shall, in its sole discretion, not later than 45 days prior to the Scheduled Termination Date, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to any such request for extension of the Scheduled Termination Date at least 45 days prior to the Scheduled Termination Date, such Lender shall be deemed not to have consented to such request.

                  (b) If all the Lenders consent in writing to any such request in accordance with this Section 2.18, the Scheduled Termination Date in effect at such time shall, effective as at such Scheduled Termination Date (the "Extension Date"), be extended for up to 364 days, as requested by the Borrower; provided that on such Extension Date the applicable conditions set forth in
Section 3.2 shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with this Section 2.18, there shall be no extension of the Scheduled Termination Date.

                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  Section 3.1. Conditions Precedent to Initial Loans and Letters of Credit. The obligation of each Lender to make the initial Loans requested to be made by it on or after the Closing Date and the obligation of each Issuer to issue the initial Letters of Credit on or after the Closing Date is subject to the satisfaction of all of the following conditions precedent:

                  (a) Bankruptcy Court Orders.

                        (i) The Bankruptcy Court shall have entered the Interim Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders;

                        (ii) All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with this Agreement and the approval thereof shall be in form and substance satisfactory to the Arrangers; and

                        (iii) All First Day Orders and related orders entered by the Bankruptcy Court in the Cases and the motions in support thereof shall be in form and substance reasonably satisfactory to the Arrangers.

                  (b) Certain Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender and each of their respective counsel, and in sufficient copies for each Lender:

                        (i) this Agreement and the Fee Letter, duly executed and delivered by each of the Loan Parties party thereto and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

                        (ii) a Borrowing Base Certificate dated as of the Closing Date;

                        (iii) (A) share certificates representing all certificated Stock being pledged pursuant to this Agreement and stock powers for such share certificates executed in blank, as the Administrative Agent may require; and

                              (B) instruments representing such of the Notes pledged pursuant to this Agreement as shall be requested by the Administrative Agent, in each case duly endorsed in favor of the Administrative Agent or in blank;

         provided, however, to the extent any of the foregoing have been delivered to, and are in the possession of, State Street Bank and Trust Company, as Collateral Trustee pursuant to the Prepetition Credit Facilities, copies of such certificates or instruments shall be deemed to satisfy this clause (iii);

                        (iv) a favorable opinion of (a) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Loan Parties, in substantially the form of Exhibit G, and addressing such other related matters as any Lender through the Administrative Agent may reasonably request and (b) Weil, Gotshal & Manges LLP, counsel to the Administrative Agent and the Arrangers;

                        (v) a copy of all amendments, modifications and supplements to the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party since October 6, 2000, certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                        (vi) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) as to all amendments, modifications and supplements to the by-laws (or equivalent Constituent Document) of such Loan Party since October 6, 2000, as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause and
         (E) the Projections;

                        (vii) a certificate of a Responsible Officer of the Borrower to the effect that the condition set forth in Section 3.2(b) has been satisfied;


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

                        (viii) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of each Loan Party;

                        (ix) evidence satisfactory to the Administrative Agent of the receipt of the consents, authorizations and approvals, and the making of the filings, listed on Schedule 4.2; and

                        (x) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

                  (c) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Arrangers and the Lenders as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

                  Section 3.2. Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

                  (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing, or in the case of Swing Loans, a duly executed Swing Loan Request, and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request, dated on or before such date.

                  (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or issuance of such Letter of Credit, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

                        (i) The representations and warranties set forth in
         Article IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                        (ii) no Default or Event of Default has occurred and is continuing; and

                        (iii) no Material Adverse Change has occurred.

                  (c) Borrowing Base. In the case of Tranche A Loans or Letters of Credit, after giving effect to the Tranche A Loans or Letters of Credit requested to be made or issued on any such date and the use of proceeds thereof, the Tranche A Obligations shall not exceed the Maximum Credit at such time.

                  (d) No Legal Impediments. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

                  (e) Final Order. From and after the 30th day after the Closing Date, the Bankruptcy Court shall have entered the Final Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

                  (f) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request in order to confirm the
(i) accuracy of the representations and warranties of the Loan Parties in the Loan Documents, (ii) timely compliance by the Loan Parties with the terms, covenants and agreements set forth in the Loan Documents, and (iii) absence of any Default under the Loan Documents.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in Section 3.2(b) on the date of the making of such Loan or the issuance of such Letter of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, Group represents and warrants as to itself and as to each other Loan Party, and each other Loan Party represents and warrants as to such Loan Party, to the Lenders, the Issuers and the Administrative Agent that, on and as of the Closing Date, after giving effect to the making of the Loans and other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(i):

                  Section 4.1. Corporate Existence; Compliance with Law. Each of Group and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;
(c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted;
(d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law, except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

                  Section 4.2. Corporate Power; Authorization; Enforceable Obligations.

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, including the obtaining of the Loans and the creation and perfection of the Liens on the Collateral as security therefor, subject to the terms of the Orders:

                        (i) are, subject to the entry of the Orders, within such Loan Party's corporate, limited liability company, partnership or other powers;

                        (ii) have been or, at the time of delivery thereof pursuant to Article III will have been, duly authorized by all necessary corporate action, including the consent of shareholders where required;

                        (iii) subject to the entry of the Orders, do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any post-petition Contractual Obligation of such Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to this Agreement and the Orders and other than replacement Liens securing the Prepetition Facilities Obligations pursuant to the Orders; and

                        (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on
         Schedule 4.2 and which have been or will be, prior to the Closing Date, obtained or made (without the imposition of any conditions that are not reasonably acceptable to the Arrangers), copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Closing Date will be in full force and effect.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. Subject to the entry of the Orders, this Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  Section 4.3. Ownership of Borrower; Subsidiaries.

                  (a) The authorized capital stock of the Borrower consists of 100,000 shares of common stock, $1.00 par value per share, of which 100,000 shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by Group, free and clear of all Liens other than the Lien in favor of the Secured Parties created by this Agreement the Orders and the Liens securing the Prepetition Facilities Obligations . No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any post-petition agreement restricting the transfer or hypothecation of any such shares.

                  (b) Set forth on Schedule 4.3 is a complete and accurate list of all Subsidiaries of Group on the date hereof, showing (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares of each class of its Stock or Stock Equivalents authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Stock or Stock Equivalents owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Stock or Stock Equivalents in each Loan Party's Subsidiaries have been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries (except as described on Schedule 4.3) free and clear of all Liens, except those created under the Loan Documents, the Liens securing the Prepetition Facilities Obligations and the Orders. No Stock of any Subsidiary of Group is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. Neither Group nor any such Subsidiary is a party to, or has knowledge of, any post-petition agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. Group does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3.

                  Section 4.4. Financial Statements.

                  (a) The consolidated balance sheet of Group and its Subsidiaries as at December 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of Group and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, and the unaudited consolidating balance sheets of Group and its Subsidiaries as at December 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of Group and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said consolidating balance sheets as at December 30, 2000, and said consolidating statements of income, retained earnings and cash flows for the fiscal year then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated and consolidating, as the case may be, financial condition of Group and its Subsidiaries as at such dates and the consolidated and consolidating, as the case may be, results of the operations of Group and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Neither Group nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or permitted by this Agreement.

                  (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the fiscal periods covered thereby. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of Group and its Subsidiaries and of the other information projected therein for the periods set forth therein.

                  Section 4.5. Material Adverse Change. There has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  Section 4.6. Litigation. Other than the Cases and matters arising by reason thereof, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate could not reasonably be expected to have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not and could not reasonably be expected to be restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.6 lists all litigation pending against any Loan Party at the date hereof which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  Section 4.7. Taxes.

                  (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Group or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by Group and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such with Group have been timely paid to the respective Governmental Authorities.

                  (b) As of the date hereof, none of Group or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date hereof; or (iii) been a member of an affiliated, combined or unitary group other than the group of which Group (or its Tax Affiliate) is the common parent other than, prior to the acquisition by Group thereof, Authentic Fitness Corporation and its Subsidiaries and Designer Holdings Limited and its Subsidiaries.

                  (c) Each Foreign Subsidiary owned directly or indirectly by Group is either a "controlled foreign corporation", as defined under Section 957 of the Code, or owned, directly or indirectly, by one or more "controlled foreign corporations".

                  Section 4.8. Full Disclosure. The written information prepared or furnished by or on behalf of any Loan Party in connection with this Agreement or the consummation of the financing taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to Group which are material to an understanding of the financial condition, business, properties or prospects of Group and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

                  Section 4.9. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

                  Section 4.10. No Burdensome Restrictions; No Defaults.

                  (a) Neither Group nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

                  (b) Neither Group nor any of its Subsidiaries is in default under or with respect to any prepetition Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any prepetition Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of Group, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

                  Section 4.11. Investment Company Act; Public Utility Holding Company Act. Neither Group nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

                  Section 4.12. Use of Proceeds. The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely as follows: (a) for general corporate purposes, (b) for payment of post-petition operating expenses of the Loan Parties incurred in the ordinary course of business and certain other costs and expenses of administration of the Cases, (c) for payments to Subsidiaries of the Loan Parties in Hong Kong, China, Sri Lanka and the Philippines ("Asia") and Central America and Mexico to be used solely for the purchase or manufacture of Inventory by such subsidiary and the payment of operating expenses of such Subsidiaries; (d) as long as no Default or Event of Default has occurred and is continuing, to pay certain Permitted Pre-Petition Claim Payments; (e) to pay for certain goods which have not been delivered on the Petition Date and for which pre-petition documentary letters of credit have been issued; (f) to finance the repurchase by the Borrower, Authentic Fitness Products Inc. and Calvin Klein Jeanswear Company from Gregory Street, Inc. and by Gregory Street, Inc. from Warnaco Operations of all accounts receivable sold by Warnaco Operations pursuant to its existing securitization facility (approximately $189,000,000); (g) to fund foreign sales and marketing operations by intercompany loans to the extent permitted by, and consummated in accordance with, Section 8.1(h); and (h) for the issuance of Letters of Credit for the account of the Borrower which will be for the benefit of the Borrower and its Subsidiaries (subject to the maximum amount specified above) of the Borrower. The Borrower shall use the entire amount of the proceeds of each Loan in accordance with this Section 4.12; provided, however, that nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under Sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest, and provided, further, that the Borrower shall not use the proceeds from any Loans or Letters of Credit for any purpose that is prohibited under the Bankruptcy Code.

                  Section 4.13. Insurance. All policies of insurance of any kind or nature of Group or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of Group or any of its Subsidiaries has been refused insurance for any material coverage which it had applied or, prior to the date hereof, had any policy of insurance terminated (other than at its request).

                  Section 4.14. Labor Matters.

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving Group or any of its Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

                  (b) There are no unfair labor practices, grievances or complaints pending, or, to Group's knowledge, threatened against or involving the Borrower or any of it Subsidiaries, nor are there any arbitrations or grievances threatened involving Group or any of its Subsidiaries, other than those which, in the aggregate, if resolved adversely to Group or such Subsidiary, would not have a Material Adverse Effect.

                  Section 4.15. ERISA.

                  (a) Schedule 4.15 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which Group or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

                  (b) Each employee benefit plan of Group or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.

                  (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

                  (d) Other than the Cases, there has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

                  (e) Except to the extent set forth on Schedule 4.15, none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

                  Section 4.16. Environmental Matters.

                  (a) The operations and properties of each Loan Party and each of its Subsidiaries comply, except to the extent non-compliance would not have a Material Adverse

Effect, with all applicable Environmental Laws and Environmental Permits, all material past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could be reasonably expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (b) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is, to the knowledge of any Loan Party with respect to formerly owned properties, listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, except where such listing would not reasonably be expected to have a Material Adverse Effect; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Contaminants are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries that in any case could reasonably be expected to have a Material Adverse Effect; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that in any case could reasonably be expected to have a Material Adverse Effect; and Contaminants have not been released, discharged or disposed of on any property currently or, to the best knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries that in any case could reasonably be expected to have a Material Adverse Effect.

                  (c) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Contaminants at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law that in any case could reasonably be expected to have a Material Adverse Effect; and all Contaminants generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                  Section 4.17. Intellectual Property; Material License . (a) Group and its Subsidiaries own or license or otherwise have the right to use all Intellectual Property and other intellectual property rights that are necessary for the operations of their respective businesses, without, to the best of its knowledge, infringing upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of Group or any of its Subsidiaries. To Group's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by Group or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, where such infringement, conflict, claim or litigation would have a Material Adverse Effect.

                  (b) Each Material License in effect as of March 31, 2001 is in full force and effect as of the Closing Date.



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



                  Section 4.18. Title; Real Property.

                  (a) Each of Group and its Subsidiaries has good and marketable title to all Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by Group, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2. Group and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect Group's and its Subsidiaries' right, title and interest in and to all such property.

                  (b) Set forth on Schedule 4.18 hereto is a complete and accurate list of all Material Real Property owned by each Loan Party showing as of the Closing Date the street address, county or other relevant jurisdiction, state, and record owner.

                  (c) As of the Closing Date, no portion of any Material Real Property owned or leased by any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property owned or leased by any Loan Party or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

                  (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by Group or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which, in the aggregate, would not have a Material Adverse Effect.

                  (e) None of Group or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Group or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

                  Section 4.19. Secured, Super Priority Obligations.

                  (a) On and after the Closing Date, the provisions of the Loan Documents and the Orders are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Orders) in all right, title and interest in the Collateral, enforceable against each Loan Party that owns an interest in such Collateral.

                  (b) Pursuant to subsections 364(c) and 364(d) of the Bankruptcy Code and the Orders, the Secured Obligations are secured by a first priority perfected Lien on the Collateral, to the extent set forth in the Orders, subject only to (A) valid, perfected, nonavoidable and enforceable Liens existing as of the Petition Date (except the Liens securing the Prepetition Facilities Obligations, as to which the Liens on the Collateral securing the Secured Obligations are expressly senior in priority), (B) only to the extent such post-petition perfection is expressly permitted by the Bankruptcy Code, valid, nonavoidable and enforceable Liens existing as of the Petition Date, but perfected after the Petition Date, (C) the Carve-Out and (D) other Liens securing Indebtedness solely to the extent permitted under Section 8.2(d).

                  (c) Pursuant to Section 364(c)(1) of the Bankruptcy Code and the Orders, all Obligations and the obligations of the Guarantors under the Guaranty in respect thereof and all other obligations of each Loan Party under the Loan Documents to which such Loan Party is a party (including, without limitation, any exposure of a Lender in respect of cash management incurred on behalf of any Loan Party) at all times will constitute allowed super-priority administrative expense claims in each of the Cases having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve-Out.

                  (d) The Orders (other than the Final Order until the date it is entered) and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

                  Section 4.20. Deposit Accounts; Securities Accounts. The only deposit accounts, Securities Accounts or commodity accounts maintained by any Loan Party on the date hereof are those listed on Schedule 4.20, which sets forth such information separately for each Loan Party.

                  Section 4.21. Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and the Liens securing the Prepetition Facilities Obligations, (a) each Loan Party is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities and is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and owns each other item of Collateral in which a Lien is granted by it hereunder and (b) all such Collateral is owned free and clear of any and all Liens.

                  Section 4.22. Pledged Collateral.

                  (a) The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by each Loan Party constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4.22.

                  (b) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

                  (d) All Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests of each Loan Party as of the date hereof are listed on
Schedule 4.22.

                  (e) All Pledged Collateral consisting of certificated securities or Instruments has been delivered to State Street Bank and Trust Company, as Collateral Trustee pursuant to the Prepetition Credit Facilities or to the Administrative Agent to the extent requested by the Administrative Agent.

                  (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of either State Street Bank and Trust Company, as Collateral Trustee pursuant to the Prepetition Credit Facilities or the Administrative Agent.

                  (g) No Person other than the Administrative Agent has Control over any Investment Property of any Loan Party other than that consisting of Financial Assets held in a Securities Account.

                  (h) The LLC Agreement governing any Pledged LLC Interests and the Partnership Agreement governing any Pledged Partnership Interests provide that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Loan Party granting the security interest therein, and that a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Loan Party, such Loan Party ceases to be a member or partner, as the case may be.

                  Section 4.23. Intellectual Property.

                  (a) Schedule 4.23 lists all Material Intellectual Property of each Loan Party on the date hereof, separately identifying that owned by each Loan Party and that licensed to each Loan Party. The Material Intellectual Property set forth on Schedule 4.23 for each Loan Party constitutes all of the intellectual property rights necessary to conduct its business.

                  (b) On the date hereof, all Material Intellectual Property owned by each Loan Party is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of each Loan Party does not infringe the intellectual property rights of any other Person.

                  (c) Except as set forth in Schedule 4.23, on the date hereof, none of the Material Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Loan Party's rights in, any Material Intellectual Property.

                  (e) Except with respect to matters arising by reason of the Cases, no action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by any Loan Party or any Loan Party's ownership interest therein is on the date hereof pending or, to the knowledge of such Loan Party, threatened. There are no claims, judgments or settlements to be paid as of the date hereof by any Loan Party relating to the Material Intellectual Property.

                                   ARTICLE V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  Section 5.1. Minimum EBITDAR. The Borrower will have, as of the last day of each Fiscal Quarter set forth below, EBITDAR for the four Fiscal Quarters ending on such day (or with respect to the Fiscal Quarters ending on or before March 31, 2002, the period commencing on July 8, 2001 and ending on the last day of such Fiscal Quarter) of not less than the following:

        --------------------------------------------------------------
            Fiscal Quarter Ending                 Minimum EBITDAR
                 on or about
        --------------------------------------------------------------
          September 30, 2001                           $19,500,000
        --------------------------------------------------------------
          December 31, 2001                            $58,500,000
        --------------------------------------------------------------
          March 31, 2002                               $80,000,000
        --------------------------------------------------------------
          June 30, 2002                               $115,000,000
        --------------------------------------------------------------
          September 30, 2002                          $135,000,000
        --------------------------------------------------------------
          December 31, 2002                           $145,000,000
        --------------------------------------------------------------
          March 31, 2003                              $155,000,000
        --------------------------------------------------------------
          June 30, 2003                               $155,000,000
        --------------------------------------------------------------
          September 30, 2003                          $160,000,000
        --------------------------------------------------------------
          December 31, 2003                           $160,000,000
        --------------------------------------------------------------

                  Section 5.2. Capital Expenditures. The Borrower will not permit Capital Expenditures to be made or incurred during each of the Fiscal Years set forth below to be in excess of the maximum amount set forth below for such Fiscal Year:

        --------------------------------------------------------------
                 Fiscal Year                     Maximum Capital
                 on or about                      Expenditures
        --------------------------------------------------------------
              December 31, 2001                    $39,000,000
        --------------------------------------------------------------
              December 31, 2002                    $35,000,000
        --------------------------------------------------------------
              December 31, 2003                    $30,000,000
        --------------------------------------------------------------

provided, however, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the amount of such shortfall (not to exceed 50% of the available amount for such Fiscal Year) shall be, in addition, available for Capital Expenditures in the next succeeding Fiscal Year; provided, however, Capital Expenditures financed with Net Cash proceeds from a Property Loss Event shall not be included in the foregoing calculations.

                                   ARTICLE VI

                               REPORTING COVENANTS

                  As long as any of the Obligations or Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, Group and the Borrower agrees with the Lenders and the Administrative Agent that:

                  Section 6.1. Financial Statements. Group shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following:

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


                  (a) Weekly Reports. On each Tuesday (or if Tuesday is not a Business Day, on the next succeeding Business Day):

                           (i) a 13-week rolling forecast of domestic cash flow, setting forth a variance analysis (with explanation) of weekly results as compared to the forecast delivered the previous week;

                           (ii) a summary of Tranche A Availability and Tranche B Availability;

                           (iii) a flash sales report reflecting gross sales in the United States (it being understood that (A) if such report is available on a more frequent basis, it will be delivered to the Administrative Agent when available and (B) such reports may be subject to month-end adjustments); and

                           (iv) such other financial reports as may be agreed by the Administrative Agent and Group;

each document delivered under this clause (a) shall be with respect to Group and its Subsidiaries and duly certified by a Responsible Officer as having been prepared in a manner consistent, if applicable, with the comparable reports previously delivered by Group to the Administrative Agent, or otherwise in form satisfactory to the Administrative Agent.

                  (b) Monthly Reports. As soon as available and in any event within 30 days after the end of each of the first two months in each fiscal quarter, consolidated balance sheets of Group and its Subsidiaries as of the end of such month and consolidated statements of income and cash flow statements of Group and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year and the corresponding figures for the corresponding period set forth in the Projections and duly certified (subject to year-end audit adjustments) by a Responsible Officer of Group as having been prepared in accordance with GAAP;

                  (c) Quarterly Reports. As soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Group and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and consolidated statements of cash flows of Group and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and also setting forth a variance analysis of monthly results during such Fiscal Quarter as compared to monthly budgeted amounts specified in the forecast for such Fiscal Quarter previously delivered pursuant to clause (f) below (or, with respect to such financial statements for the Fiscal Quarters ended on or about September 30, 2001 and December 31, 2001, compared to the monthly financial statements set forth in the Projections), duly certified (subject to year-end audit adjustments) by a Responsible Officer of Group as having been prepared in accordance with GAAP and certifying compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Article V;

                  (d) Annual Reports. As soon as available and in any event within 95 days after the end of each Fiscal Year of Group, (i) a copy of the annual audit report for such year for Group and its Subsidiaries, containing the consolidated balance sheet of Group and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flows of Group and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion of Deloitte & Touche LLP or by other independent public accountants acceptable to the
                                       65

Administrative Agent stating that (x) such financial statements fairly present the consolidated financial position of Group and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and (y) to the extent permitted by accounting rules and guidelines, the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and a certificate of a Responsible Officer of Group as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
Article V and (ii) financial information regarding Group and its Subsidiaries consisting of consolidating balance sheets of Group and each of its Subsidiaries as of the end of such year and related statements of income and cash flows of Group and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified by a Responsible Officer of Group as fairly presenting the financial position of Group and each of its Subsidiaries as at the dates indicated;

                  (e) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of Group substantially in the form of Exhibit H hereto (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in Article V which is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which Group proposes to take with respect thereto.

                  (f) Business Plan. Not later than 45 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of Group for the next succeeding Fiscal Year approved by the Board of Directors of Group with updates thereof provided to the Lenders prior to each July 31, (ii) schedules of all Letters of Credit, (iii) forecasts (including availability forecasts) prepared by management of Group for each fiscal month in the next succeeding Fiscal Year, and (iv) forecasts prepared by management of Group for each of the succeeding Fiscal Years through the Fiscal Year in which the Termination Date is scheduled to occur, including, in each instance described in clause (ii) and clause (iii) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based and in each case prepared by management of Group and satisfactory in form to the Administrative Agent.

                  (g) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants;

                  (h) Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clauses (c) and (d) of this Section 6.1, a summary of the outstanding balance of all intercompany Indebtedness of Foreign Subsidiaries to Loan Parties as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer.

                  (i) Other. Such other information respecting the Loan Parties or any of their Subsidiaries as any Loan Party through the Administrative Agent may from time to time reasonably require.

                  Section 6.2. Default Notices. As soon as practicable, and in any event within two Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect Group shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                  Section 6.3. Litigation. Promptly after the commencement thereof, Group shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting Group or any of its Subsidiaries, which in the reasonable judgment of Group, if adversely determined, would be reasonable likely to have a Material Adverse Effect.

                  Section 6.4. Asset Sales. No later than 10 days prior to any Asset Sale anticipated to generate in excess of $15,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, Group shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by Group or any of its Subsidiaries.

                  Section 6.5. SEC Filings; Press Releases. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which Group sends to its security holders generally,
(b) all reports and registration statements which Group or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange, (c) all press releases, (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public and (e) all notices of investigation or proceedings received from the Securities and Exchange Commission or any national securities exchange.

                  Section 6.6. Labor Relations. Promptly after becoming aware of the same, Group shall give the Administrative Agent written notice of (a) any material labor dispute to which Group of any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

                  Section 6.7. Tax Returns. Upon the request of any Lender, through the Administrative Agent, Group will provide copies of all federal, state, local tax returns other than foreign tax returns and reports filed by Group or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

                  Section 6.8. Insurance. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, Group will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by Group and its Subsidiaries and the duration of such coverage and
(b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and that all such insurance names the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and provides that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  Section 6.9. ERISA Matters. Group shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

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


                  (a) promptly and in any event within 30 days after Group, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred;

                  (b) promptly and in any event within 10 days after Group, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of Group describing such ERISA Event or waiver request and the action, if any, which Group, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

                  (c) simultaneously with the date that Group, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

                  Section 6.10. Environmental Matters. Group shall provide promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by Group or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any Material Real Property or Material Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

                  Section 6.11. Borrowing Base Determination.

                  (a) Not less than once each week the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate, as of the day of delivery and executed by a Responsible Officer of the Borrower;

                  (b) Group consents and agrees (i) that the Administrative Agent, on behalf of the Lenders, may appoint an independent or an internal third party appraiser to conduct and conclude quarterly field audits with respect to Inventory owned by Group or any of its Subsidiaries and (ii) Group shall conduct, or shall cause to be conducted, and upon request of the Administrative Agent, and present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall reasonably request, all upon notice and at such times during normal business hours and as often as may be reasonably requested, in each case at the expense of Group and for the purpose of determining the Borrowing Base. The Borrower shall furnish to the Administrative Agent any information which the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein. The Loan Parties further agree to use their reasonable best efforts to assist each appraiser appointed by the Administrative Agent to conduct and conclude such field audits.

                  (c) The Administrative Agent may, at Group's sole cost and expense, make test verifications of the Accounts in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

                  Section 6.12. Bankruptcy Court. Group will use its best efforts to obtain the approval of the Bankruptcy Court of this Agreement and the other Loan Documents and upon request will deliver to each Arranger and the Arranger's counsel all pleadings, notices, orders,

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agreements and all other documents served, filed or entered, as the case may be, in, in connection with, or in relation to, the Cases.

                  Section 6.13. Other Information. Group will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of Group or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Loan Party agrees with the Lenders and the Administrative Agent that:

                  Section 7.1. Preservation of Corporate Existence, Etc. Such Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.3, 8.4 and 8.6; provided, however, neither Group nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of Group or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Group or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Group, such Subsidiary or the Secured Parties.

                  Section 7.2. Compliance with Laws, Etc. Such Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

                  Section 7.3. Conduct of Business. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course (except as approved by the Bankruptcy Court) and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with such Loan Party or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

                  Section 7.4. Payment of Taxes, Etc. Such Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes (other than state and local taxes that are not material), assessments, charges and levies arising after the Petition Date, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Loan Party or the appropriate Subsidiary in conformity with GAAP, unless and until any Liens resulting therefrom attach to its property and become enforceable against its other creditors.

                  Section 7.5. Maintenance of Insurance. Such Loan Party shall
(i) maintain, and cause to be maintained for each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Loan Document, and (ii) cause all such insurance to name the Administrative Agent on behalf of

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the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  Section 7.6. Access. Such Loan Party shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of such Loan Party and each of its Subsidiaries, (b) visit the properties of such Loan Party and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Loan Party and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with such Loan Party's independent certified public accountants (with the Borrower having the right to have a representative present at all such communications). Such Loan Party shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower or such Loan Party and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Loan Party or any of its Subsidiaries.

                  Section 7.7. Keeping of Books. Such Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of such Loan Party and each such Subsidiary.

                  Section 7.8. Maintenance of Properties, Etc. Except as otherwise required by the Bankruptcy Code, such Loan Party shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all Intellectual Property with respect to its business; except where the failure to so maintain and preserve would not in the aggregate have a Material Adverse Effect.

                  Section 7.9. Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.12.

                  Section 7.10. Inventory Audit. Group shall use its best efforts to assist an independent third party appraiser appointed by the Arrangers to conduct and conclude a field audit with respect to Inventory owned by Group or any of its Subsidiaries.

                  Section 7.11. Environmental.

                  (a) The Loan Parties will comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Contaminants from any of its properties, in accordance with and to the extent required by all applicable Environmental Laws, to the extent the failure to do any of the foregoing would have a Material Adverse Effect; provided, however, that neither Group nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in

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good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (b) At the request of the Administrative Agent after receipt of a notice of the type specified in Section 6.10, Group will provide to the Administrative Agent and each Lender within 60 days after such request, at the expense of Group, an environmental assessment report for the applicable property described in such notice, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence of Contaminants that could reasonably be expected to give rise to a material liability and the estimated cost of any compliance, removal or remedial action in connection with any Contaminants that could reasonably be expected to give rise to a material liability on such properties; without limiting the generality of the foregoing, if the Administrative Agent determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of Group, and Group hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment, and to, or to cause its Subsidiaries to, cooperate in all reasonable respects with the preparation of such assessment.

                  Section 7.12. Cash Management; Blocked Accounts.

                  (a) The Loans Parties shall, within 60 days after the Closing Date or such later date as agreed by the Administrative Agent, cause to be delivered (i) to the Administrative Agent, an effective Blocked Account Letter for each existing concentration account maintained by any Loan Party, duly executed by the appropriate Loan Party to each such account and (ii) to each Restricted Bank, a Restricted Account Letter duly executed by the appropriate Loan Party to each such account.

                  (b) The Loan Parties (i) shall deposit in a Blocked Account or Restricted Account all cash and all Proceeds received by any Loan Party and (ii) will not establish or maintain, or permit any other Loan Party to establish or maintain, any account with any financial or other institution other than a Blocked Account Bank, a Restricted Account Bank, a Lender or an Affiliate of a Lender; provided, however, that Group and its Subsidiaries may maintain (i) cash or Cash Equivalents in deposit accounts located outside of the United States) not in excess of an aggregate of $25,000,000, (ii) cash or Cash Equivalents in deposit accounts or securities accounts located in the United States that are not Blocked Accounts not in excess of $10,000,000 and (iii) payroll, withholding tax and other fiduciary accounts as required for operations in the ordinary course of business.

                  (c) Group shall instruct each Account Debtor or other Person obligated to make a payment to any Loan Party to make payment, or to continue to make payment, as the case may be, to a Blocked Account or a Restricted Account and will deposit in a Blocked Account or a Restricted Account all Proceeds received by such Loan Party from any other Person immediately upon receipt.

                  (d) In the event (i) any Loan Party or Blocked Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Blocked Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of a Blocked Account Bank to comply with the terms of the applicable Blocked Account Letter, or (iii) the Administrative Agent determines in its sole discretion that the financial condition of a Blocked Account Bank, as the case may be, has materially deteriorated, such Loan Party agrees to

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


notify all of its obligors that were making payments to such terminated Blocked Account to make all future payments to another Blocked Account.

                  Section 7.13. Perfection of Security Interests. Group shall, and shall cause each Loan Party to take any actions or execute any documents deemed reasonably necessary by the Administrative Agent to perfect a security interest in the Property of such Loan Party in any instance in which the loss of such Property could reasonably be expected to have a Material Adverse Effect.

                  Section 7.14. Plan of Reorganization. Group shall cause any plan of reorganization to provide for payment in full of the Obligations hereunder, on or prior to the date of consummation thereof.

                  Section 7.15. Certain Post Closing Matters. Each Loan Party shall, and shall cause each of its Subsidiaries to, satisfy the requirements set forth on Schedule 7.15 on or before the date set forth opposite such requirement or such later date as consented to by the Administrative Agent.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, without the written consent of the Requisite Lenders, each Loan Party agrees with the Lenders and the Administrative Agent that:

                  Section 8.1. Indebtedness. Such Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations;

                  (b) Indebtedness existing on the Petition Date and disclosed on Schedule 8.1;

                  (c) (i) Guaranty Obligations incurred by the Borrower, any Guarantor in respect of Indebtedness of the Borrower or any Guarantor otherwise permitted by this Section 8.1, and (ii) Guaranty Obligations incurred by any Foreign Subsidiary in respect of the Indebtedness of a Foreign Subsidiary otherwise permitted by this Section 8.1;

                  (d) Capital Lease Obligations and Indebtedness incurred by such Loan Party or a Subsidiary of such Loan Party after the Petition Date to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $10,000,000 at any time; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.2;

                  (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (d) of this Section 8.1; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of the Indebtedness being renewed, extended, refinanced or refunded;

                  (f) Indebtedness in respect of Hedge Agreements designed to hedge against fluctuations foreign exchange rates only incurred in the ordinary course of business and consistent with prudent business practice;

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                  (g) Indebtedness arising from intercompany loans (i) from any
Loan Party to any other Loan Party and (ii) from any Foreign Subsidiary to any other Foreign Subsidiary or to any Loan Party;

                  (h) Indebtedness of any Foreign Subsidiary to any Loan Party solely for the purposes of (i) funding the foreign sales and marketing operations of such Foreign Subsidiary (including Standby Letters of Credit issued for the benefit of such Foreign Subsidiaries), not to exceed in the aggregate $25,000,000 at any time outstanding under this clause (h)(i) and (ii) funding operating expenses of Foreign Subsidiaries in Hong Kong, Central America and Mexico, in each case which Indebtedness (x) shall constitute Pledged Debt and (y) any promissory notes relating to such Indebtedness shall in form and substance satisfactory to the Administrative Agent and shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of this Agreement; and

                  (i) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business.

                  Section 8.2. Liens, Etc. Such Loan Party will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

                  (a) Liens created pursuant to the Loan Documents;

                  (b) Liens existing on the date of this Agreement and disclosed on Schedule 8.2;

                  (c) Customary Permitted Liens of Group and its Subsidiaries;

                  (d) purchase money Liens granted by such Loan Party or any Subsidiary of such Loan Party (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of such Loan Party's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

                  (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (d) of this Section 8.2 without any change in the assets subject to such Lien;

                  (f) Liens in favor of lessors securing operating leases;

                  (g) Liens, other than in favor of the PBGC, arising out of judgments or awards in respect of which Group or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review; provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award and; provided, further, that any such judgment shall not give rise to an Event of Default;

                  (h) L/C Related Liens; and

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


                  (i) other Liens securing obligations in an amount not to exceed $1,000,000 in an aggregate amount outstanding at any time and Liens securing Prepetition Facilities Obligations granted pursuant to the Orders.

                  Section 8.3. Investments. Such Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

                  (a) Investments (i) by Group and its Subsidiaries in their Subsidiaries outstanding on the date hereof and (ii) additional investments by
(A) Group or any of its Subsidiaries in Loan Parties, (B) Foreign Subsidiaries in any Subsidiaries of Group and (C) Loan Parties in Foreign Subsidiaries (1) to the extent the Indebtedness of such Foreign Subsidiaries is permitted under
Section 8.1 and (2) to the extent required by applicable law to fulfill statutory capital requirements in a maximum aggregate amount up to $1,000,000;

                  (b) Investments by Group and its Subsidiaries in Cash Equivalents;

                  (c) Investments existing on the date hereof and described on
Schedule 8.3 hereto;

                  (d) Investments consisting of Stock or Stock Equivalents, obligations, securities or other property received in a bankruptcy proceeding or in settlement of claims arising in the ordinary course of business;

                  (e) (i) advances or loans to directors or employees of Group that do not exceed $1,000,000 in the aggregate at any one time outstanding and
(ii) advances for employee travel, relocation and other similar and customary expenses incurred in the ordinary course of business; and

                  (f) other Investments in an aggregate amount invested not to exceed $1,000,000 at any time.

                  Section 8.4. Sale of Assets. Such Loan Party will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

                  (a) the sale or disposition of inventory in the ordinary course of business;

                  (b) the sale of any asset or assets by Group or any of its Subsidiaries as long as (i) the purchase price paid to Group or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (ii) no less than 100% of the purchase price for such asset shall be paid to Group or such Subsidiary in cash, (iii) such sale does not require consent under applicable corporate law or approval from the Bankruptcy Court, unless, in the case of Bankruptcy Court approval, such consent or approval has been obtained, (iv) neither the seller of such assets nor any of its Affiliates shall have any subsequent payment obligations in respect of such sale, other than customary and standard indemnity obligations, (v) no Default or Event of Default has occurred and is continuing or would result from such sale, and (vi) the aggregate purchase price paid to Group and all of its Subsidiaries for all assets sold pursuant to this clause (b) shall not exceed $15,000,000 in the aggregate;

                  (c) transfers of assets from (i) any Foreign Subsidiary or any Loan Party to any Loan Party, (ii) any Foreign Subsidiary to any other Foreign Subsidiary, and (iii) any Loan

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


Party to any Foreign Subsidiary, provided that the aggregate fair market value of assets sold, leased, transferred or otherwise disposed of to Foreign Subsidiaries from Loan Parties shall not exceed $1,000,000 in the aggregate;

                  (d) the licensing or sublicensing of trademarks and trade names by Group or any of its Subsidiaries (i) for an initial term not in excess of 7 years and (ii) in respect of which the aggregate up front payments and minimum guaranteed royalties are not in excess of $5,000,000 for any transaction or $25,000,000 in the aggregate for all such transactions; provided, however, that any such licensing to a party other than a Loan Party shall take place on an arm's-length basis;

                  (e) the rental by Group and its Subsidiaries, as lessors or sub-lessors, in the ordinary course of their respective businesses, on an arm's-length basis, of real property and personal property, in each case under leases (other than Capitalized Leases);

                  (f) the sale or disposition of machinery and equipment no longer used or useful in the business of Group or any of its Subsidiaries; and

                  (g) any Asset Sale permitted by Section 8.6.

provided, however, that in the case of sales of assets pursuant to clause (b), and (f) above, Group shall, on the date of receipt by it or any of its Subsidiaries of the Net Cash Proceeds from such sale, pay such Net Cash Proceeds to the Administrative Agent pursuant to Section 2.9 hereof for application to the Obligations to the extent required under such Section; provided further, that the foregoing limitations are not intended to prevent any Loan Party from rejecting unexpired leases or executory contracts pursuant to section 365 of the Bankruptcy Code in connection with the Cases.

                  Section 8.5. Restricted Payments. Such Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except Restricted Payments in respect of Permitted Prepetition Claim Payments.

                  Section 8.6. Restriction on Fundamental Changes. Such Loan Party will not, and will not permit any of its Subsidiaries to (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary, except that:

                  (a) any Subsidiary of Group may merge into or consolidate with Group or any Loan Party; provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Loan Party;

                  (b) any Foreign Subsidiary may merge into or consolidate with any Foreign Subsidiary; provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary of Group;

                  (c) any Foreign Subsidiary may form a new wholly-owned Subsidiary; provided, however, that, in case of any such formation, the Subsidiary formed shall be a direct wholly-owned Subsidiary of such Foreign Subsidiary and an indirect wholly-owned Subsidiary of Group;

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provided, however, that in each case under this Section 8.6, both before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  Section 8.7. Change in Nature of Business. Such Loan Party will not, and will not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

                  Section 8.8. Transactions with Affiliates. Such Loan Party will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of Group which is not a Subsidiary of Group; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of Group which is not a Subsidiary of Group; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of Group which is not a Subsidiary of Group;
(d) repay any Indebtedness to any Affiliate of Group which is not a Subsidiary of Group; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of Group which is not a Subsidiary Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to Group or such Subsidiary Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other employee compensation to officers or directors of Group or any of its Subsidiaries commensurate with current compensation levels.

                  Section 8.9. Restrictions on Subsidiary Distributions; No New Negative Pledge. Other than (x) pursuant to the Loan Documents, agreements existing on the Petition Date or any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (d) or (e) of
Section 8.1 (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), (y) any restrictions consisting of customary non-assignment provisions that are entered into in the ordinary course of business consistent with prior practice to the extent that such provisions restrict the transfer or assignment of such contract or (z) as to any asset that is subject to a contract of sale permitted by Section 8.4, such Loan Party will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, Group or any other Subsidiary of Group or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of Group or any Subsidiary of Group to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  Section 8.10. Modification of Constituent Documents. Such Loan Party will not, and will not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially and adversely affect the rights and privileges of such Loan Party or any of its Subsidiaries, or the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

                  Section 8.11. Accounting Changes; Fiscal Year. Such Loan Party will not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP, the Financial Accounting

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


Standards Board or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  Section 8.12. Margin Regulations. The Borrower will not use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

                  Section 8.13. Operating Leases; Sale/Leasebacks.

                  (a) Following the Petition Date, such Loan Party will not, and will not permit any of its Subsidiaries to, become liable as lessee or guarantor or other surety with respect to any post-petition operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $10,000,000 in any Fiscal Year.

                  (b) Such Loan Party will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

                  Section 8.14. Partnerships, Etc. Group will not become a general partner in any general or limited partnership or permit any of its Subsidiaries to do so.

                  Section 8.15. No Speculative Transactions. Such Loan Party will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                  Section 8.16. Compliance with ERISA. Such Loan Party will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event (other than the Cases) that would have a Material Adverse Effect.

                  Section 8.17. Environmental. Such Loan Party will not, and will not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; provided, however, that such Loan Party shall not be deemed in violation of this Section 8.17 if, as the consequence of all such Releases, such Loan Party would not incur Environmental Liabilities and Costs in excess of $5,000,000 in the aggregate.

                  Section 8.18. Chapter 11 Claims. None of the Loan Parties will incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other super-priority claim or lien which is pari passu with or senior to the claims of the Secured Parties against the Loan Parties hereunder, except for the Carve-Out, or apply to the Bankruptcy Court for authority to do so.

                  Section 8.19. The Orders. None of the Loan Parties will make or permit to be made any material change, amendment or modification, or file any application or motion for any such change, amendment or modification, to either Order without the prior written consent of the Administrative Agent and the Requisite Lenders.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  Section 9.1. Events of Default. Each of the following events shall be an Event of Default:

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                  (a) The Borrower shall fail to pay any principal of, or
interest on any Loan or any Reimbursement Obligation or any fee under any Loan Document when the same becomes due and payable; or

                  (b) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, Section 6.1, 6.2, 6.11, 7.1, 7.6, 7.9, 7.11, or 7.12 or Article VIII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (d) (i) Group or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of the Borrower or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $5,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, this clause (d) shall not apply if the automatic stay is applicable and the Indebtedness is therefore not collectible; or

                  (e) the Loan Documents and the Orders shall, for any reason, cease to create a valid Lien on any material part of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to section 364 of the Bankruptcy Code against each Loan Party, or any Loan Party shall so allege in any pleading filed in any court or any material provision of any Loan Document shall, for any reason, cease to be valid and binding on each Loan Party party thereto or any Loan Party shall so state in writing; or

                  (f) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $10,000,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more of any Loan Party and its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, the pending of the Cases or otherwise, shall not be in effect; or

                  (g) an ERISA Event (other than the Cases) shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $5,000,000 in the aggregate; or

                  (h) any of the Cases shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of the Cases), suspended or converted to a case under chapter 7 of the Bankruptcy Code, or any Loan Party shall file any pleading requesting any such relief; or an application shall be filed by any Loan Party for the approval of, or there shall arise, (i) any other

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Claim having priority senior to or pari passu with the claims of the
Administrative Agent and the Lenders under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out) or
(ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except as expressly provided herein; or

                  (i) any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition Claim other than a Permitted Prepetition Claim Payment, (ii) approving a First Day Order not approved by the Administrative Agent, (iii) granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets (other than certain assets identified by the Borrower and agreed to by the Administrative Agent) of any Loan Party having a book value in excess of $10,000,000 in the aggregate, or (iv) except to the extent the same would not constitute a Default under any of the previous clauses, approving any settlement or other stipulation requiring payment prior to the effective date of a plan of reorganization on account of the prepetition claim of any creditor of any Loan Party, other than the Administrative Agent and the Lenders, or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $10,000,000 for any and all such creditors; or

                  (j) (i) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the 30th day following the Closing Date, or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or (iv) any Loan Party shall fail to comply with the terms of the Interim Order or the Final Order in any material respect, or (v) the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Loan Parties shall apply for authority to do so) in any material respect without the written consent of the Requisite Lenders; or

                  (k) The Bankruptcy Court shall enter an order appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code, in any of the Cases; or

                  (l) there shall occur a Change of Control; or

                  (m) one or more of Group and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of Group and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Group and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $5,000,000 in the aggregate; or

                  Section 9.2. Remedies. During the continuance of any Event of Default, without further order of, application to, or action by, the Bankruptcy Court, the Administrative Agent (a) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrower, declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate, and/or (b) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts

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and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Interim Order or the Final Order and the right of the Loan Parties to seek relief from the Bankruptcy Court during such notice period, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors.

                  Section 9.3. Actions in Respect of Letters of Credit. Upon the Termination Date or as required by Section 2.9 the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 13.8, for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(g) and(h), as shall have become or shall become due and payable by the Borrower to the Issuers or the Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

                                   ARTICLE X

                                    GUARANTY

                  Section 10.1. The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Guarantor hereby agrees with the Administrative Agent and the Lenders that such Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations of the Borrower to the Lenders. If any or all of the Obligations of the Borrower to the Lenders become due and payable hereunder, each Guarantor, jointly and severally, unconditionally promises to pay such Obligations to the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

                  Section 10.2. Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

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                  Section 10.3. Independent Obligation. The obligations of each
Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

                  Section 10.4. Authorization. Each Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of such Guarantor or the Borrower remain unpaid; and/or

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

                  Section 10.5. Reliance. It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  Section 10.6. Subordination. Any of the Indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Obligations of the Borrower; provided, however, that payment may be made by the Borrower on any such Indebtedness owing

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to such Guarantor so long as the same is not prohibited by this Agreement; and
provided further, that if the Administrative Agent so requests at a time when an Event of Default exists, all such Indebtedness of the Borrower to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Lenders and be paid over to the Administrative Agent on behalf of the Lenders on account of the Obligations of the Borrower to Lenders, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  Section 10.7. Waiver.

                  (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Guarantor waives (except as shall be required by applicable statute and cannot be waived) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. Subject to the giving of three Business Days prior written notice in accordance with the Orders, the Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

                  Section 10.8. Limitation on Enforcement. The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Requisite Lenders, and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement.

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                                   ARTICLE XI

                                    SECURITY

                  Section 11.1. Security.

                  (a) To induce the Lenders to make the Loans, the Issuer to issue Letters of Credit, and the Swing Loan Lender to make the Swing Loan each Loan Party hereby grants to the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Loan Party, a continuing first priority Lien and security interest (subject only to (i) valid, perfected, enforceable and nonavoidable Liens of record existing immediately prior to the Petition Date (except the Liens securing the Prepetition Facilities Obligations, as to which the Liens on the Collateral securing the Secured Obligations are expressly senior in priority), (ii) only to the extent such post-petition perfection is expressly permitted under the Bankruptcy Code, valid, enforceable and nonavoidable Liens existing as of the Petition Date, but perfected after the Petition Date, (iii) the Carve-Out and (iv) other Liens securing Indebtedness solely to the extent permitted under Section 8.2(d)) in accordance with subsections 364(c)(2) and (3) and 364(d) of the Bankruptcy Code in and to all Collateral of such Loan Party. "Collateral" means, except as otherwise specified in the Orders, all of the property and assets of each Loan Party and its estate, real and personal, tangible and intangible, whether now owned or hereafter acquired or arising and regardless of where located, including but not limited to:

                           (i) all Accounts (including all Receivables, Related Security and Collections);

                           (ii) all Inventory;

                           (iii) all Equipment;

                           (iv) all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles;

                           (v) all Investment Property, including all Securities Accounts and that portion of the Pledged Collateral constituting Investment Property;

                           (vi) all Documents, Instruments and Chattel Paper;

                           (vii) all Cash Collateral Accounts, Blocked Accounts and other deposit accounts;

                           (viii) all Vehicles;

                           (ix) all Real Property;

                           (x) all books and records pertaining to the property described in this Section 11.1;

                           (xi) all other goods and personal property of such Loan Party, whether tangible or intangible, wherever located, including money, letters of credit and all rights of payment or performance under letters of credit;

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                           (xii) all property of any Loan Party held by the
        Administrative Agent or any Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Loan Party, or as to which such Loan Party may have any right or power;

                           (xiii) to the extent not otherwise included, all monies and other property of any kind which is, after the Petition Date, received by such Loan Party in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Loan Party or any of its property or income;

                           (xiv) to the extent not otherwise included, all causes of action and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Loan Party; and

                           (xv) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of insurance, indemnity, warranty or guaranty payable to any Loan Party from time to time with respect to any of the foregoing.

                  Section 11.2. Perfection of Security Interests.

                  (a) Each Loan Party shall, at its expense, perform any and all steps reasonably requested by the Administrative Agent at any time to perfect, maintain, protect, and enforce the Lenders' security interest in the Collateral of such Loan Party, including, without limitation, (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Administrative Agent, (ii) maintaining complete and accurate stock records, (iii) using its reasonable best efforts in delivering to the Administrative Agent negotiable warehouse receipts, if any, and, upon the Administrative Agent's reasonable request therefor, non-negotiable warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, (iv) placing notations on such Loan Party's books of account to disclose the Administrative Agent's security interest therein, (v) delivering to the Administrative Agent all documents, certificates and Instruments necessary or desirable to perfect the Administrative Agent's Lien in letters of credit on which such Loan Party is named as beneficiary and all acceptances issued in connection therewith, (vi) after the occurrence and during the continuation of an Event of Default, transferring Inventory maintained in warehouses to other warehouses designated by the Administrative Agent and (vii) taking such other steps as are deemed necessary or desirable to maintain the Administrative Agent's security interest in the Collateral.

                  (b) Each Loan Party hereby authorizes the Administrative Agent to execute and file financing statements or continuation statements on such Loan Party's behalf covering the Collateral. The Administrative Agent may file one or more financing statements disclosing the Administrative Agent's security interest under this Agreement without the signature of such Loan Party appearing thereon. Each Loan Party shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Each Loan Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or such Loan Party's agents or processors, such Loan Party shall notify such warehouseman, bailee, agents or processors of the Administrative Agent's security interest, which notification shall specify that such Person shall, upon the occurrence and during the continuance of an Event of Default, hold all such Collateral for the Administrative

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Agent's account subject to the Administrative Agent's instructions. From time to time, each Loan Party shall, upon the Administrative Agent's request, execute and deliver written instruments pledging to the Administrative Agent the Collateral described in any such instruments or otherwise, but the failure of such Loan Party to execute and deliver such confirmatory instruments shall not affect or limit the Administrative Agent's security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied and the Commitments shall have been terminated, the Administrative Agent's security interest in the Collateral, and all Proceeds and products thereof, shall continue in full force and effect.

                  (c) Notwithstanding subsections (a) and (b) of this Section 11.2, or any failure on the part of any Loan Party or the Administrative Agent to take any of the actions set forth in such subsections, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim Order and the Final Order, as applicable.
No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Order or the Final Order.

                  Section 11.3. Rights of Lender; Limitations on Lenders' Obligations.

                  (a) Subject to each Loan Party's rights and duties under the Bankruptcy Code (including Section 365 of the Bankruptcy Code), it is expressly agreed by each Loan Party that, anything herein to the contrary notwithstanding, such Loan Party shall remain liable under its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, the Loan Documents, or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Loan Party under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Subject to Section 11.5 hereof, the Administrative Agent authorizes each Loan Party to collect its Accounts, provided that such collection is performed in accordance with such Loan Party's customary procedures, and the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, other than any requirement of notice provided in the Orders, limit or terminate said authority at any time.

                  (c) Subject to any requirement of notice provided in the Orders and Section 9.2 hereof, the Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Borrower of its intention to do so, notify Account Debtors, notify the other parties to the Contracts of the Borrower or any other Loan Party, notify obligors of Instruments and Investment Property of the Borrower or any other Loan Party and notify obligors in respect of Chattel Paper of the Borrower or any other Loan Party that the right, title and interest of the Borrower or such Loan Party in and under such Accounts, such Contracts, such Instruments, such Investment Property and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent. Subject to any requirement of notice provided in the Orders, upon the request of the Administrative Agent, the Borrower or such other Loan Party will so notify such

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Account Debtors, such parties to Contracts, obligors of such Instruments and
Investment Property and obligors in respect of such Chattel Paper. Subject to any requirement of notice provided in the Orders, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Investment Property or Chattel Paper.

                  (d) The Administrative Agent shall have the right to make test verification of the Accounts in any manner and through any medium that it considers advisable in its reasonable discretion, and each Loan Party agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith.

                  Section 11.4. Covenants of the Loan Parties with Respect to Collateral. Each Loan Party hereby covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Secured Obligations are fully satisfied:

                  (a) Maintenance of Records. Such Loan Party will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings concerning the Collateral. For the Administrative Agent's further security, each Loan Party agrees that the Administrative Agent shall have a property interest in all of such Loan Party's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Loan Party shall deliver and turn over any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

                  (b) Indemnification With Respect to Collateral. In any suit, proceeding or action brought by the Administrative Agent relating to any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral, such Loan Party will save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by the Secured Parties by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Loan Party, and all such obligations of such Loan Party shall be and remain enforceable against and only against such Loan Party and shall not be enforceable against the Administrative Agent.

                  (c) Limitation on Liens on Collateral. Such Loan Party will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 8.2 and will defend the right, title and interest of the Administrative Agent in and to all of such Loan Party's rights under the Chattel Paper, Leases, Real Estate, Contracts, Documents, General Intangibles, Instruments, Investment Property and to the Intellectual Property, Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 8.2.

                  (d) Limitations on Modifications of Accounts. Such Loan Party will not, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle

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the same for less than the full amount thereof, release, wholly or partly, any
Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing which are done in the ordinary course of business, consistent with past practices and trade discounts granted in the ordinary course of business of such Loan Party.

                  (e) Notices. Such Loan Party will advise the Lenders promptly after it obtains knowledge thereof, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Liens permitted under Section 8.2, and (ii) of the occurrence of any other event which would result in a material adverse change with respect to the aggregate value of the Collateral or on the security interests created hereunder.

                  (f) Maintenance of Equipment. Such Loan Party will keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by such Loan Party on a basis consistent with past practices, ordinary wear and tear excepted.

                  (g) Pledged Collateral.

                           (i) Upon request of the Administrative Agent, such Loan Party will deliver to the Administrative Agent, all certificates or Instruments representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Loan Party's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together with a Pledge Amendment, duly executed by the Loan Party, in substantially the form of Exhibit L (a "Pledge Amendment"), in respect of such Additional Pledged Collateral and authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. The Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                           (ii) Except as provided in Section 11.7, such Loan Party shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall be paid into the Blocked Account or Securities Account of the relevant Loan Party or as required under Section 7.12.

                           (iii) Except as provided in Section 11.7, such Loan Party will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Loan Party which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible

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         into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

                           (iv) Such Loan Party shall not grant Control over any Investment Property to any Person other than the Administrative Agent or State Street Bank and Trust Company, as authorized bailee thereof.

                           (v) In the case of each Loan Party which is an issuer of Pledged Collateral, such Loan Party agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Loan Party which is a partner in a Partnership, such Loan Party hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Loan Party, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Loan Party which is a member of an LLC, such Loan Party hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Loan Party, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

                           (vi) Such Loan Party will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Loan Party hereunder, including electing to treat the membership interest or partnership interest of such Loan Party as a security under Section 8-103 of the UCC.

                  (h) Intellectual Property.

                           (i) Such Loan Party (either itself or through licensees) will (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                           (ii) Such Loan Party (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

                           (iii) Such Loan Party (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any

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         act whereby any portion of the Copyrights which is Material
         Intellectual Property may become invalidated or otherwise impaired and
         (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Material Intellectual Property may fall into the public domain.

                           (iv) Such Loan Party (either itself or through licensees) will not day any act, or omit to do any act, whereby any trade secret which is Material Intellectual Property may become publicly available or otherwise unprotectable.

                           (v) Such Loan Party (either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

                           (vi) Such Loan Party will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Loan Party's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Loan Party's right to register the same or to own and maintain the same.

                           (vii) Whenever such Loan Party, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Loan Party shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby.

                           (viii) Such Loan Party will take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

                           (ix) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Loan Party shall notify the Administrative Agent promptly after such Loan Party learns thereof; provided, however, with respect to counterfeits of such Material Intellectual Property, such Loan Party shall have the right to take immediate action (including all such action required pursuant to the terms of any Material License) to address such counterfeit and shall advise the Administration Agent promptly thereafter). Such Loan Party shall take appropriate action in its reasonable business judgment in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement,

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         misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

                  Section 11.5. Performance by Agent of the Loan Parties' Obligations. If any Loan Party fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loan, shall be payable by such Loan Party to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Loan Party's obligations as permitted under this Section 11.5 shall in no way constitute a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Loan Party hereby waives applicability thereof. Moreover, the Administrative Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

                  Section 11.6. Limitation on Agent's Duty in Respect of Collateral. Neither the Administrative Agent nor any Lender shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall, with respect to the Collateral in its possession or under its control, deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account. Upon request of the Borrower, the Administrative Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral of any Loan Party.

                  Section 11.7. Remedies, Rights Upon an Event of Default.

                  (a) If any Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Loan Party expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice required by the Interim Order or Final Order or the notice specified below of time and place of public or private sale) to or upon such Loan Party or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere at such prices at it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Loan Party hereby releases. Each Loan Party further agrees, at the Administrative Agent's request, to assemble the Collateral make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Loan Party's premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Administrative

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Agent in connection therewith, including, without limitation, attorney's fees and expenses), to the Secured Obligations in any order deemed appropriate by the Administrative Agent, such Loan Party remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-504(l)(c) of the UCC, need the Administrative Agent account for the surplus, if any, to such Loan Party. To the maximum extent permitted by applicable law, each Loan Party waives all claims, damages, and demands against the Administrative Agent and the Lenders arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Loan Party agrees that the Administrative Agent need not give more than five (5) days' notice to the Borrower (which notification shall be (i) deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Borrower at its address referred to in Section 13.8 and (ii) sent both in writing and by facsimile or electronic mail) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Loan Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Administrative Agent is entitled, the Loan Parties also being liable for the fees and expenses of any attorneys employed by the Administrative Agent to collect such deficiency.

                  (b) Each Loan Party hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law except as provided in the Orders) of any kind in connection with this Agreement or any Collateral.

                  (c) Pledged Collateral.

                           (i) During the continuance of an Event of Default, if the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Loan Party or Loan Parties, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth herein, and (ii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                           (ii) In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Loan Party shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time

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         reasonably request and (ii) without limiting the effect of clause (i)
         above, such Loan Party hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                           (iii) Each Loan Party hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Loan Party to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

                  (d) The Liens created pursuant to this Agreement in respect of the Secured Obligations shall rank senior in priority to the Liens securing the Prepetition Facilities Obligations.

                  Section 11.8. The Administrative Agent's Appointment as Attorney-in-Fact.

                  (a) Each Loan Party hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its and its Subsidiaries true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party, or in its own name, from time to time in the Administrative Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby give the Administrative Agent the power and right, on behalf of such Loan Party, without notice to or assent by such Loan Party to do the following:

                           (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Loan Party, its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

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                           (ii) to pay or discharge taxes, liens, security
         interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                           (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;
         (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Loan Party with respect to any Collateral of such Loan Party; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Loan Party's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Loan Party might do.

                  (b) The Administrative Agent agrees that it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 11.8, except upon the occurrence or during the continuation of an Event of Default. The Loan Parties hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. Exercise by the Administrative Agent of the powers granted hereunder is not a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Loan Party waives applicability thereof. The power of attorney granted pursuant to this Section 11.8 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

                  (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (d) Each Loan Party also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default or as otherwise expressly permitted by this Agreement, (i) to communicate in its own name or the name of its Subsidiaries with any party to any Contract with regard to the assignment of the right,

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title and interest of such Loan Party in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (e) All Obligations shall constitute, in accordance with
Section 364(c)(1) of the Bankruptcy Code, claims against each Loan Party in its Case which are administrative expense claims having priority over any all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  Section 11.9. Modifications.

                  (a) The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, the Interim Order and/or the Final Order (specifically, including, but not limited to, the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Loan Parties (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                           (i) except for the Carve-Out having priority over the Secured Obligations, no costs or expenses of administration which have been or may be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Administrative Agent or the Lenders against the Loan Parties in respect of any Obligation;

                           (ii) the liens and security interests granted herein and in the Orders shall constitute valid and perfected first priority liens and security interests (subject only to (A) the Carve-Out, (B) valid, perfected, enforceable and nonavoidable Liens of record existing immediately prior to the Petition Date (except the Liens securing the Prepetition Facilities Obligations, as to which the Liens on the Collateral securing the Secured Obligations are expressly senior in priority), (C) only to the extent such post-petition perfection is expressly permitted by the Bankruptcy Code, valid, nonavoidable and enforceable Liens existing as of the Petition Date, but perfected after the Petition Date, and (D) other Liens securing Indebtedness solely to the extent permitted under Section 8.2(d) in accordance with subsections 364(c)(2) and (3) and 364(d) of the Bankruptcy Code, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                           (iii) the liens and security interests granted hereunder shall continue valid and perfected without the necessity that financing statements be filed or that any other action be taken under applicable nonbankruptcy law.

                  (b) Notwithstanding any failure on the part of any Loan Party or the Administrative Agent or the Lenders to perfect, maintain, protect or enforce the liens and security interests in the Collateral granted hereunder, the Interim Order and the Final Order (when entered) shall automatically, and without further action by any Person, perfect such liens and security interests against the Collateral.

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                  Section 11.10. Release of Collateral. If any of the Collateral
shall be sold or disposed of by any Loan Party in a transaction expressly permitted by this Agreement or become subject to a Lien permitted by Section 8.2(d); such Collateral shall (a) in the case of Collateral sold or disposed of, be released from the Lien created hereby, effective upon the receipt by the Administrative Agent of the Net Cash Proceeds arising from the sale or disposition of such Collateral, if applicable, or (b) in the case of Collateral subject to a Lien permitted by Section 8.2(d), be released from the Lien created hereby (or the Lien created hereby on such Collateral shall be subordinated thereto) upon request by the Borrower, and, in connection therewith, the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.

                                  ARTICLE XII

                     THE ADMINISTRATIVE AGENT; THE ARRANGERS

                  Section 12.1. Authorization and Action.

                  (a) Each Lender and each Issuer hereby appoints Citibank as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and that under such Loan Documents the Administrative Agent is acting as agent for the Lenders, Issuers and the other Secured Parties.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the Administrative Agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

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                  Section 12.2. Agent's Reliance, Etc. Neither the
Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 13.2; (b) may rely on the Register to the extent set forth in Section 13.2(c); (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of Group or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 12.3. The Administrative Agent Individually. With respect to its Ratable Portion, Citibank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citibank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Administrative Agent.

                  Section 12.4. Lender Credit Decision. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  Section 12.5. Indemnification. Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this

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Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                  Section 12.6. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent's resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. After such resignation, the retiring Agent shall continue to have the benefit of this Article XII as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  Section 12.7. Arranger. The Arrangers shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  Section 13.1. Amendments, Waivers, Etc.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, in addition to the Requisite Lenders, do any of the following:

                           (i) waive any of the conditions specified in Section
         3.1 or 3.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

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                           (ii) increase the Commitments of such Lender or
         subject such Lender to any additional obligation; provided, however, that any aggregate increase with respect to the Tranche A Commitments or the Tranche B Commitments shall require the consent of the Arrangers in addition to the Super Majority Tranche A Lenders or the Super Majority Tranche B Lenders, as the case may be;

                           (iii) increase any Advance Rate above the applicable maximum set forth in the definition thereof;

                           (iv) extend the scheduled final maturity of any Loan of such Lender, or waive, reduce or postpone any scheduled date fixed for the payment of principal of any Loan owing to such Lender (it being understood that Section 2.9 does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitments;

                           (v) reduce the principal amount of any Loan or Reimbursement Obligation (other than by the payment or prepayment thereof) owing to such Lender;

                           (vi) reduce the rate of interest on any Loan or Reimbursement Obligations owing to such Lender or any fee payable hereunder to such Lender;

                           (vii) postpone any scheduled date fixed for payment of such interest or fees to such Lender;

                           (viii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

                           (ix) release all or substantially all of the Collateral (except as provided in Section 11.10) or release any Guarantor from its obligations hereunder except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a provision hereof with respect to a transaction otherwise prohibited by this Agreement); or

                           (x) amend Section 10.7(b) or this Section 13.1 or the definition of the terms "Requisite Lenders", "Requisite Tranche A Lenders", "Requisite Tranche B Lenders", "Ratable Portion" "Super Majority Tranche A Lenders" or "Super Majority Tranche B Lenders";

                           (xi) and provided, further, (A) that any modification of the application of payments to the Tranche A Loans pursuant to
         Section 2.13(g) shall require the consent of the Requisite Tranche A Lenders and any such modification of the application of payments to the Tranche B Loans pursuant to Section 2.13(h) or the reduction of the Tranche B Commitments pursuant to Section 2.5(c) shall require the consent of the Requisite Tranche B Lenders and (B) that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

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                  Section 13.2. Assignments and Participations.

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Tranche A Loans, the Tranche B Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) (A) if any such assignment shall be of the assigning Lender's Tranche A Outstandings and Tranche A Commitment, such assignment shall cover the same percentage of such Lender's Tranche A Outstandings and Tranche A Commitment, and (B) if any such assignment shall be of the assigning Lender's Tranche B Outstandings and Tranche B Commitment, such assignment shall cover the same percentage of such Lender's Tranche B Outstandings and Tranche B Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Arrangers; provided, that prior to approving and consummating any such assignment, the Arrangers and the assigning Lender shall consult with the Borrower in relation thereto; provided further, however, that no assignment shall require the approval of the Borrower. Any such assignment need not be ratable as among the Tranche A Facility and the Tranche B Facility.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 13.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the

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information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Tranche A Commitments and Tranche B Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B hereto, as applicable.

                  (e) In addition to the other assignment rights provided in this Section 13.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent and (ii) any trustee for the benefit of the holders of such Lender's Securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

                  (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Tranche A Loans, Tranche B Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(b). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14(d), 2.15 and 2.16 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.14(d), 2.14 or 2.16, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                  (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 13.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to
Section 2.4 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

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                  Section 13.3. Costs and Expenses.

                  (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent and each Arranger for, all of the Administrative Agent's and the Arrangers' reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Arrangers' and the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Arrangers or the Administrative Agent in connection with (i) the Arrangers and the Administrative Agent's audit and investigation of Group and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of Group and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which any Arranger or the Administrative Agent is served or deposition or other proceeding in which any Arranger or the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents; and
(viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

                  (b) The Borrower further agrees to pay or reimburse the Arrangers, the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Arrangers, the Administrative Agent, such Lenders or Issuers (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of Group's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

                  Section 13.4. Indemnities.

                  (a) The Borrower agrees to indemnify and hold harmless the Arrangers, the Administrative Agent, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and

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advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this
Section 13.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include
(i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of Group or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning Group or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to Group or any of its Subsidiaries, or the owner, lessee or operator of any property of Group or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to Group or any of its Subsidiaries, and (B) attributable solely to acts of the Arrangers, the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent or such Lender.

                  (b) The Borrower shall indemnify the Arrangers, the Administrative Agent, the Lenders and each Issuer for, and hold the Arrangers, the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Arrangers, the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 13.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  Section 13.5. Limitation of Liability. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Loan Party hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 13.6. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

                  Section 13.7. Sharing of Payments, Etc.

                  (a) If any Tranche A Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche A Loans made by it or derived from Tranche A Collateral (other than pursuant to Sections 2.14, 2.15 or 2.16) in excess of its Ratable Portion of payments obtained by all the Tranche A Lenders on account of such Tranche A Obligations, such Tranche A Lender (each, a "Tranche A Purchasing Lender") shall forthwith purchase from the other Tranche A Lenders (each, a "Tranche A Selling Lender") such participations in their Tranche A Loans or other Tranche A Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If any Tranche B Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche B Loans made by it or derived from Tranche B Collateral (other than pursuant to Sections 2.14, 2.15 or 2.16) in excess of its Ratable Portion of payments obtained by all the Tranche B Lenders on account of such Tranche B Obligations, such Tranche B Lender (each, a "Tranche B Purchasing Lender"; each, together with a Tranche A Lender, a "Purchasing Lender") shall forthwith purchase from the other Tranche B Lenders (each, a "Tranche B Selling Lender" each, together with a Tranche A Lender, a "Selling Lender") such participations in their Tranche B Loans or other Tranche B Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (c) If any Tranche A Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche A Loans made by it and derived from Tranche B Collateral (other than pursuant to Sections 2.14, 2.15 or 2.16), or if any Tranche A Lender shall, after the sharing of payments as set forth in clause (a) above, hold payments in excess of its Loans, such Tranche A Lender shall pay such amounts to the Administrative Agent for application pursuant to Section 2.13(h).

                  (d) If any Tranche B Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche B

Loans made by it and or derived from Tranche A Collateral (other than pursuant to Sections 2.14, 2.15 or 2.16), or if any Tranche B Lender shall, after the sharing of payments as set forth in clause (b) above, hold payments in excess of its Loans, such Tranche B Lender shall pay such amounts to the Administrative Agent for application pursuant to Section 2.13(g).

                  (e) If all or any portion of any payment received by a Tranche A Purchasing Lender, or a Tranche B Purchasing Lender, as the case may be, is thereafter recovered from such Lender, such purchase from each applicable Selling Lender shall be rescinded and such Lender shall repay to such Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from such Purchasing Lender) of any interest or other amount paid or payable by such Purchasing Lender in respect of the total amount so recovered.

                  (f) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 13.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  Section 13.8. Notices, Etc. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

                  (a)  if to any Loan Party:

                       c/o The Warnaco Group Inc.
                       90 Park Avenue
                       New York, NY 10016
                       Attention: Chief Financial Officer
                       Telecopy no: (212) 287-8546
                       With a copy to General Counsel

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

                  (c) if to any Issuer, at the address set forth under its name on Schedule II; and

                  (d) if to the Administrative Agent:

                      Citibank, N.A.
                      388 Greenwich Street, 19th Floor
                      New York, New York 10013
                      Attention:  Hien Nugent
                      Telecopy no:(212) 816-2565
                      with a copies to:

                      Citibank, N.A.
                      599 Lexington Avenue
                      21st Floor
                      New York, New York 10043
                      Attention: Gregory Frenzel
                      Telecopy no: (212) 793-0642

                      and

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue,
                      New York, New York  10153-0119
                      Attention:  Daniel S. Dokos
                      Telecopy no:(212) 310-8007

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

                  Section 13.9. No Waiver; Remedies. No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 13.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  Section 13.11. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  Section 13.12. Submission to Jurisdiction; Service of Process.

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the Bankruptcy Court and, by execution and delivery of this Agreement, each Loan Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Each Loan Party hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Loan Party at its address specified in Section 13.8. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 13.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

                  Section 13.13. Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND EACH LOAN PARTY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  Section 13.14. Marshaling; Payments Set Aside. None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  Section 13.15. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  Section 13.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

                  Section 13.17. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

                  Section 13.18. Confidentiality. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 13.18.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   WARNACO INC.,
                                         as Borrower


                                   By:   /s/ Stanley P. Silverstein
                                         ---------------------------------------
                                         Name:      Stanley P. Silverstein
                                         Title:     Vice President


                                   CITIBANK, N.A.,
                                         as Administrative Agent


                                   By:   /s/ Brenda M. Cotsen
                                         ---------------------------------------
                                         Name:      Brenda M. Cotsen
                                         Title:     Vice President


                                   SALOMON SMITH BARNEY INC.,
                                         as an Arranger


                                   By:   /s/ Richard D. Banziger
                                         ---------------------------------------
                                         Name:      Richard D. Banziger
                                         Title:     Managing Director


                                   J.P. MORGAN SECURITIES, INC.
                                         as an Arranger


                                   By:   /s/ Glenda Winter-Irving
                                         ---------------------------------------
                                         Name:      Glenda Winter-Irving
                                         Title:     Vice President


                                   THE BANK OF NOVA SCOTIA
                                         as an Arranger


                                   By:   /s/ D.N. Gillespie
                                         ---------------------------------------
                                         Name:      D.N. Gillespie
                                         Title:     Managing Director


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                  184 BENTON STREET INC.
                                  A.B.S. CLOTHING COLLECTION, INC.
                                  ABBEVILLE MANUFACTURING COMPANY
                                  AEI MANAGEMENT CORPORATION
                                  AUTHENTIC FITNESS CORPORATION
                                  AUTHENTIC FITNESS ON-LINE, INC.
                                  AUTHENTIC FITNESS PRODUCTS INC.
                                  AUTHENTIC FITNESS RETAIL INC.
                                  BLANCHE INC.
                                  CCC ACQUISITION CORP.
                                  CCC ACQUISITION REALTY CORP.
                                  C.F. HATHAWAY COMPANY
                                  CALVIN KLEIN JEANSWEAR COMPANY
                                  CKJ HOLDINGS, INC.
                                  CKJ SOURCING, INC.
                                  DESIGNER HOLDINGS LTD.
                                  JEANSWEAR HOLDINGS, INC.
                                  KAI JAY MANUFACTURING COMPANY
                                  MYRTLE AVENUE, INC.
                                  OUTLET HOLDINGS, INC.
                                  OUTLET STORES, INC.
                                  RIO SPORTSWEAR, INC.
                                  UBERTECH PRODUCTS, INC.
                                  VENTURES LTD.
                                  WARMANA LIMITED
                                  WARNACO INTERNATIONAL INC.
                                  WARNACO MEN'S SPORTSWEAR, INC.
                                  WARNACO PUERTO RICO, INC.
                                  WARNACO SOURCING INC.
                                  WARNACO U.S., INC.
                                  WARNACO VENTURES LTD.
                                  WARNER'S DE COSTA RICA INC.
                                  WARNACO INTERNATIONAL, L.L.C.

                                        as Guarantors


                                  By:   /s/ Stanley P. Silverstein
                                        ----------------------------------------
                                        Name:      Stanley P. Silverstein
                                        Title:     Vice President


                                  GREGORY STREET, INC.
                                        as a Guarantor


                                  By:   /s/ Carl J. Deddens
                                        ----------------------------------------
                                        Name:      Carl J. Deddens
                                        Title:     Treasurer

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                  PENHALIGON'S BY REQUEST, INC.
                                        as a Guarantor


                                  By:   /s/ Joyce Peress
                                        ----------------------------------------
                                        Name:      Joyce Peress
                                        Title:     President and Secretary


                                  THE WARNACO GROUP INC.,
                                        as a Guarantor


                                  By:   /s/ Stanley P. Silverstein
                                        ----------------------------------------
                                        Name:      Stanley P. Silverstein
                                        Title:     Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                  Issuers

                                  THE BANK OF NOVA SCOTIA,
                                        as Issuer


                                  By:   /s/ D.N. Gillespie
                                        ----------------------------------------
                                        Name:      D.N. Gillespie
                                        Title:     Managing Director


                                  Lenders

                                  CITIBANK, N.A.,
                                        as a Lender


                                  By:   /s/ Brenda M. Cotsen
                                        ----------------------------------------
                                        Name:      Brenda M. Cotsen
                                        Title:     Vice President


                                  THE BANK OF NOVA SCOTIA,
                                        as a Lender


                                  By:   /s/ D.N. Gillespie
                                        ----------------------------------------
                                        Name:      D.N. Gillespie
                                        Title:     Managing Director


                                  THE CHASE MANHATTAN BANK,
                                        as a Lender


                                  By:   /s/ Norma C. Corio
                                        ----------------------------------------
                                        Name:      Norma C. Corio
                                        Title:     Managing Director

                       SIGNATURE PAGE TO CREDIT AGREEMENT